EXHIBIT 4

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re: VENTURE LIGHTING INTERNATIONAL, INC., et al.,	) ) ) )	Chapter 11 Case No. 03-05255 (Jointly Administered)
Debtors.	) )	Honorable A. Benjamin Goldgar

FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION

December 8, 2003

Co-Proponents:

THE DEBTORS
and
SARATOGA LIGHTING HOLDINGS LLC

JENNER & BLOCK LLP One IBM Plaza Chicago, Illinois 60611 Attn.: Jeff J. Marwil Jerry L. Switzer, Jr. Peter J. Young (312) 222-9350 Counsel for Debtors and Debtors-in-Possession	DAVIS POLK & WARDWELL
450 Lexington Avenue
New York, N.Y. 10017
Attn: Stephen H. Case
(212) 450-4064

and

VEDDER PRICE KAUFMAN & KAMMHOLZ, P.C.
222 North LaSalle Street, Suite, 2600
Chicago, Illinois 60601
Attn: Michael M. Eidelman
(312) 609-7636

Counsel for SARATOGA LIGHTING HOLDINGS LLC

INTRODUCTION

          This fourth amended plan under chapter 11 of the Bankruptcy Code, dated the date set forth on the cover page is co-proposed by: (i) ADVANCED LIGHTING TECHNOLOGIES, INC. and each of its direct and indirect subsidiaries which are debtors and debtors-in-possession in the above-captioned cases and (ii) SARATOGA LIGHTING HOLDINGS LLC. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, properties, projections for future operations, risk factors, a summary and analysis of this Plan, and certain related matters, including a description of the New Notes, New Preferred Stock and New Common Stock to be issued under this Plan. The Debtors and Saratoga are each Proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

          SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019 AND IN THIS PLAN, THE PROPONENTS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THIS PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

          Capitalized terms herein shall have the meanings set forth in Article I hereof.

Unconsolidated Plan.

          The Debtors have obtained authority from the Bankruptcy Court to have the Chapter 11 Cases jointly administered for administrative and procedural purposes only. Accordingly, this Plan is being proposed as a joint plan of reorganization of the Debtors for administrative and procedural purposes only. This Plan is not premised upon the substantive consolidation of the Debtors or the Chapter 11 Cases and nothing herein shall be otherwise construed. Claims against, and Interests in, the Debtors (other than Administrative Claims, Priority Tax Claims and the DIP Facility Claim) are classified in Article II hereof and treated in Article III hereof.

ARTICLE I

DEFINITIONS, INTERPRETATION AND EXHIBITS

          Section 1.01. Definitions. Unless the context requires otherwise, the following terms shall have the following meanings whether presented in this Plan or the Disclosure Statement with initial capital letters or otherwise. As used herein:

          “ADLT” means the Debtor, ADVANCED LIGHTING TECHNOLOGIES, INC.

          “ADLT General Unsecured Claims” means General Unsecured Claims against ADLT’s Estate (but not against the Subsidiary Debtors’ respective Estates).

          “ADLT Services” means the Debtor, ADLT SERVICES, INC.

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          “Administrative Claim” means a Claim for (a) any cost or expense of administration (including, without limitation, the fees and expenses of Professionals) of any of the Chapter 11 Cases asserted or arising under sections 503, 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to (i) any actual and necessary post-petition cost or expense of preserving the Debtors’ respective Estates or operating the businesses of the Debtors, (ii) any payment to be made under this Plan to cure a default on an assumed executory contract or unexpired lease, (iii) any post-petition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of their respective businesses, (iv) compensation or reimbursement of expenses of Professionals to the extent Allowed by the Bankruptcy Court under sections 330(a) or 331 of the Bankruptcy Code, and (v) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code; (b) any U.S. Trustee’s Fee Claims; and (c) the reasonable pre-petition and post-petition fees and expenses of the Old Indenture Trustee.

          “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code and includes ADLT, the Subsidiary Debtors, ADLT’s other subsidiaries and any corporation, limited liability company, joint venture or partnership in which ADLT or any Subsidiary Debtor directly or indirectly owns, controls, or holds with the power to vote, 20% or more of the outstanding voting securities of such entity, as well as any corporation which directly or indirectly owns, controls, or holds the power to vote 20% or more of the outstanding voting securities of ADLT or any Subsidiary Debtor.

          “Allowed” means, with respect to any Claim or Interest or portion thereof (other than a Disputed Claim or a Disputed Interest) (a) as to which the liability of the Debtors and the amount thereof are agreed to by the Debtors or the Reorganized Debtors and the Holder of the Claim or Interest, (b) as to which the liability of the Debtors and the amount thereof are determined by Final Order of a court of competent jurisdiction, (c) which has been expressly allowed in a liquidated amount under the provisions of this Plan (but only to the extent so allowed), (d) which is a Professional Claim for which a fee award amount has been approved by Final Order of the Bankruptcy Court, (e) which is in an amount and of the classification and type as set forth in the Debtors’ books and records or (f) which is, in the case of an Interest or any portion thereof only, held of record as set forth in the books and records maintained by or on behalf of the applicable Debtor as of the Distribution Record Date.

          “Allowed Claim” means a Claim that is Allowed.

          “Allowed Interest” means an Interest that is Allowed.

          “APL” means the Debtor, APL ENGINEERED MATERIALS, INC.

          “Avoidance Action” means any and all Causes of Action which a trustee, debtor-in-possession, the estate or other appropriate party in interest may assert under sections 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of the Bankruptcy Code (other than those which are released or dismissed as part of and pursuant to this Plan), including the Debtors’ rights of setoff, recoupment, contribution, reimbursement, subrogation or

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indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted.

          “Ballastronix” means the Debtor, BALLASTRONIX (DELAWARE), INC.

          “Ballot” means the ballot, other than a Master Ballot, accompanying the Disclosure Statement upon which Holders of Impaired Claims and Impaired Interests entitled to vote on this Plan shall indicate their acceptance or rejection of this Plan in accordance with the instructions regarding voting.

          “Bank Group” means, collectively, WELLS FARGO FOOTHILL, INC. and ABLECO FINANCE, L.L.C.

          “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the Petition Date, together with all amendments and modifications thereto that apply to the Chapter 11 Cases.

          “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, or, if such court ceases to exercise jurisdiction over these proceedings, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases.

          “Bankruptcy Rules” means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under section 2075 of title 28 of the United States Code, (ii) the Federal Rules of Civil Procedure, as amended and promulgated under section 2072 of title 28 of the United States Code, (iii) the Local Rules of the Bankruptcy Court, and (iv) any standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

          “Business Day” means, with respect to any place, any day which is not a Saturday, a Sunday, a “legal holiday” as defined in Bankruptcy Rule 9006(a), or a day on which banking institutions conducting business in such place are authorized or obligated by law, executive order or governmental decree to be closed.

          ”Calendar-Quarter-End Date” means any March 31, June 30, September 30 and December 31, except that (a) if the Effective Date occurs on or before December 31, 2003 or (b) if the Effective Date is on or after any March 1, June 1, September 1 or December 1 and on or before the next succeeding March 30, June 30, September 30 or December 31, as the case may be (“Designated Date”), then neither (c) December 31, 2003 nor (d) such March 31, June 30, September 30 or December 31 next following a Designated Date shall be deemed a “Calendar-Quarter-End Date” within the meaning of this Plan.

          “Cash” means money, currency and coins, negotiable checks, balances in bank accounts and other lawful currency of the United States of America and its equivalents. Payments of Cash under this Plan shall be made by check or federal-reserve wire transfer.

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          “Causes of Action” means any and all actions, claims, rights, defenses, third-party claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action, choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, accruing to the Debtors, including, but not limited to, the Avoidance Actions.

          “Certificates” has the meaning set forth in Section 5.04 of this Plan.

          “Chapter 11 Cases” means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court on the Petition Date.

          “Claim” means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, Disputed, undisputed, legal, equitable, secured or unsecured or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, Disputed, undisputed, secured or unsecured.

          “Class” means each class, subclass or category of Claims or Interests as classified in Article II of this Plan.

          “Classified Priority Claims” means any and all Claims to the extent entitled to priority under section 507(a) or (b) of the Bankruptcy Code, other than Administrative Claims and Priority Tax Claims.

          “Class 7 Pro Rata Share” means the pro rata share of each Holder of Old Common Stock Interests (Class 7) of the distributions to be provided to Holders of Old Common Stock Interests pursuant to Section 3.12 of the Plan, based on the number of shares of Old Common Stock held by such Holder as of the Distribution Record Date divided by the total number of outstanding shares of Old Common Stock as of the Distribution Record Date (23,807,347); provided, however, that if Class 7 votes to accept the Plan, the number of shares of Old Common Stock held by Saratoga and Hellman (2,031,110), shall not be included in the denominator and Saratoga and Hellman shall not be entitled to receive any distribution on account of their Old Common Stock. If Class 7 votes to reject the Plan, however, the shares of Old Common Stock held by Saratoga and Hellman shall be included in the denominator above and Saratoga and Hellman shall be entitled to their Class 7 Pro Rata share of the $2.5 million of the Fiberstars Interests as set forth in Section 3.12 of the Plan.

          “Class 7 Representative” means the individual appointed by the Equity Committee to represent the interests of Holders of Old Common Stock Interests under and in connection with the Plan with respect to, among other things, the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery. The Class 7 Representative’s appointment shall be effective on

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the Effective Date and shall terminate upon the final distributions to Holders of Old Common Stock Interests. Any administrative costs or expenses incurred by the Class 7 Representative, or otherwise, relating to the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery shall be paid by Reorganized ADLT up to $150,000. If the amount of such costs and expenses exceeds $150,000, and provided that there are no available cash proceeds from the Fiberstars Interests, the Hexagram Interests and/or the Contingent Equity Recovery to pay such excess costs and expenses, then Reorganized ADLT shall pay such excess costs and expenses but will be reimbursed for such excess costs and expenses from future cash proceeds of the Fiberstars Interests, the Hexagram Interests and/or the Contingent Equity Recovery prior to distribution thereof to the Holders of Old Common Stock.

          “Commission” means the Securities and Exchange Commission.

          “Committee” means any committee(s) appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code by the United States Trustee, as the membership of such committee(s) is from time to time constituted and reconstituted, including, without limitation, the Creditors Committee and the Equity Committee.

          “Company” means, collectively, the Debtors and their subsidiaries.

          “Confirmation” means the entry by the Bankruptcy Court of the Confirmation Order.

          “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases within the meaning of the Bankruptcy Rules 5003 and 9021.

          “Confirmation Hearing” means the hearing held before the Bankruptcy Court to consider Confirmation of this Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code.

          “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

          “Contingent Equity Recovery” means the obligation of Reorganized ADLT to pay, in cash or, at the option of the Company following an IPO (as defined below), in common stock, an amount equal to three percent (3%) of the proceeds paid or payable to Saratoga and/or its affiliates (or at the option of Reorganized ADLT, 3% of the value of all equity securities of the Company held by Saratoga and/or its affiliates, in each case) in excess of the aggregate amount of all cash equity investments in and to Reorganized ADLT held by Saratoga and/or its affiliates, plus an annual internal rate of return (IRR) thereon of ten percent (10%), subject to dilution on account of any new issuances of common stock (the “3% Formula”). The Contingent Equity Recovery shall be payable if and when both of the following conditions have occurred: (1) the New Notes have been paid in full; and (2) a liquidity event has occurred, consisting of one of the following: (i) a change of control has occurred, whereby Saratoga and/or its affiliates have sold all or a portion of its equity interests in and to Reorganized ADLT such that Saratoga and/or its affiliates no longer controls Reorganized ADLT’s Board of Directors; (ii) an initial public offering(s) (IPO) of Reorganized ADLT has occurred such that the market float exceed 20% of

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Reorganized ADLT’s common shares and the proceeds from sale of the stock offered in the IPO(s) exceeds $20 million; and (iii) a sale of all or substantially all of the Reorganized Company’s assets has occurred. If a partial sale of Saratoga’s and/or its affiliates’ common equity interests in and to Reorganized ADLT or an IPO occurs, the 3% Formula may, at the option of the Company, be calculated pro rata, based on the percentage of such common stock sold. If the 3% Formula is applied to the value of all equity securities at the time of a liquidity event, rather than the pro rata percentage, the total Contingent Equity Recovery will equal such amount. The Contingent Equity Recovery shall expire and no longer have any force or effect after June 30, 2009 (90 days after the maturity date of the New Notes). The Contingent Equity Recovery shall be governed by an indenture and/or other agreements to be entered into on or after the Effective Date, the terms of which shall be reasonably acceptable to ADLT or Reorganized ADLT (as the case may be), Saratoga and the Equity Committee or the Class 7 Representative (as the case may be). The Contingent Equity Recovery shall not be distributed directly to the Holders of Old Common Stock Interests (Class 7), but rather will be distributed in escrow or to a trust or other entity to be established for the benefit of such Holders, the structure of which shall be in form and substance reasonably acceptable to ADLT and the Equity Committee. The Contingent Equity Recovery shall not entitle the Holders of Old Common Stock or the Class 7 Representative to any information, appraisal, anti-dilution, tag-along, drag-along or other related rights.

          “Creditor” means any Person that is the Holder of any Claim against any of the Debtors.

          “Creditors Committee” means the Official Committee of Unsecured Creditors appointed by the United States Trustee on February 13, 2003.

          “day(s)” means, unless expressly otherwise provided, calendar day(s).

          “Debtors” means, collectively, ADLT, VLI, APL, Ballastronix, Microsun, LRI and ADLT Services, as debtors and debtors-in-possession in the Chapter 11 Cases.

          “DIP Facility” means the debtor-in-possession credit facility provided to the Debtors during the Chapter 11 Cases as evidenced by and set forth in that certain post-petition Loan and Security Agreement, and all related agreements and documents, as thereafter amended and/or assigned, by and among the Debtors, as borrowers, and the Bank Group, as lenders, as approved by order of the Bankruptcy Court entered on June 25, 2003.

          “DIP Facility Claim” means the Claim arising under or as a result of the DIP Facility.

          “Disallowed” means, with respect to any Claim or Interest or portion thereof, any Claim against or Interest in the Debtors which (a) has been withdrawn, in whole or in part, by agreement of the Debtors or the Reorganized Debtors and the Holder thereof, (b) has been withdrawn, in whole or in part, by the Holder thereof or (c) has been disallowed, in whole or part, by Final Order of a court of competent jurisdiction. In each case a Disallowed Claim or a Disallowed Interest is disallowed only to the extent of disallowance or withdrawal.

          “Disallowed Claim” means a Claim, or any portion thereof, that is Disallowed.

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          “Disbursing Agent” means Reorganized ADLT or such other Entity that is designated by the Debtors to disburse Property pursuant to this Plan; provided, however, that with respect to distributions to Holders of Old Common Stock (Class 7), the Class 7 Representative shall be the Disbursing Agent.

          “Disclosure Statement” means the Debtors’ Disclosure Statement With Respect to Third Amended Joint Chapter 11 Plan of Reorganization dated October 3, 2003, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Proponents, as the same may be altered, amended, supplemented or modified from time to time, including, without limitation, the supplement to the Disclosure Statement approved by order of the Bankruptcy Court on October 30, 2003, and which was prepared and distributed in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

          “Disputed” means any Claim or Interest that has been neither Allowed nor Disallowed.

          “Disputed Claim” means a Claim, or any portion thereof, that is Disputed. For purposes of this Plan, a Claim that has been neither Allowed nor Disallowed shall be considered a Disputed Claim.

          “Disputed Interest” means an Interest, or any portion thereof, that is Disputed.

          “Distribution Record Date” means the record date(s) established by order of the Bankruptcy Court and/or the Confirmation Order for purposes of, among other things, determining the Holders of the Old Notes, the Old Preferred Stock and the Old Common Stock entitled to (i) receive notices, Ballots and other solicitation materials in connection with Confirmation of this Plan and the Confirmation Hearing, (ii) vote to accept or reject this Plan and (iii) receive distributions under this Plan; provided, however, that Holders of Class 8 Old Other Interests exercising their rights to acquire Old Common Stock pursuant to the terms of Section 3.13 of this Plan shall be considered to be Holders of Old Common Stock as of the Distribution Record Date for purposes of receiving distributions under Class 7 pursuant to Section 3.12 of this Plan; provided, further, however, that the Distribution Record Date with respect to the Holders of Old Notes and Holders of Old Common Stock entitled to receive distributions under this Plan shall be three (3) Business Days after the Effective Date.

          “DSI” means non-debtor DEPOSITION SCIENCES, INC., a wholly owned subsidiary of ADLT.

          “Effective Date” means the Business Day that is no more than ten (10) Business Days in New York, N.Y. following the date on which all conditions to consummation set forth in Article IX have been satisfied or, if capable of being duly and expressly waived, any conditions to the occurrence of consummation set forth in this Plan have been satisfied or waived; provided, however, that the Effective Date may be extended upon the written approval of each of the Debtors and Saratoga.

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          “Entity” means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

          “Equity Committee” means the Official Equity Committee appointed by the United States Trustee on April 7, 2003.

          “Estates” means the estates created in these Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code upon commencement of the Chapter 11 Cases.

          “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

          “Exculpated Persons” means (i) the directors, officers and employees of the Debtors in each of the Chapter 11 Cases as of the Petition Date or that have become officers, directors or employees thereafter but prior to the Effective Date, (ii) the Debtors’ agents and Professionals, (iii) the respective members of the Committees, (iv) the Committees’ respective Professionals, (v) GE, (vi) Saratoga and (vii) the respective Affiliates, current and former officers, directors, employees, agents, stockholders, managers, advisors and professionals (including the current and former officers, directors, employees, agents, members, stockholders and professionals of the exculpated Professionals) of the foregoing exculpated persons identified in subclause (ii) above; provided, however, that the foregoing exculpated parties identified in subclasses (i) through (vii) above shall be exculpated only for liabilities arising out of actions taken in such capacity.

          “Fiberstars” means FIBERSTARS, INC. The Debtors believe that Fiberstars is, or will be as of the Effective Date of the Plan, an Affiliate of the Debtors.

          “Fiberstars Interests” means the 1,023,011 shares of Fiberstars common stock owned by ADLT, plus not less than 445,000 additional shares of Fiberstars common stock to be received by ADLT upon exercise of certain Fiberstars warrants held by ADLT as of the Effective Date. The Fiberstars Interests shall not be distributed directly to the Holders of Old Common Stock Interests (Class 7), but rather will be distributed in escrow or to a trust or other entity to be established for the benefit of such Holders, the structure of which shall be in form and substance reasonably acceptable to ADLT, the Equity Committee and Fiberstars. The Debtors believe that the distribution of the Fiberstars Interests is exempt from registration under section 1145(a)(1) of the Bankruptcy Code. To the extent that section 1145(a)(1) is not applicable to such distribution, then such distribution shall be made in accordance with applicable law, including the federal securities laws.

          “File, Filed or Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.

          “Final Decree” means the final decree entered by the Bankruptcy Court after the Effective Date and pursuant to section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.

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          “Final Order” means an order, ruling, judgment, the operation or effect of a judgment or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted.

          “Fully Diluted New Common Stock” means all shares of New Common Stock issued and outstanding as of the Effective Date and all shares of New Common Stock issuable under the Management Incentive Plan, but prior to dilution on account of any other issuances of New Common Stock after the Effective Date.

          “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All computations contained or referred to shall be computed in conformity with GAAP applied on a consistent basis.

          “GE” means GENERAL ELECTRIC COMPANY, including its wholly-owned subsidiaries, successors and assigns.

          “GE Secured Claims” means the Secured Claims held by GE as set forth in Section 3.06(b) of this Plan.

          “General Unsecured Claims” means all Claims other than Administrative Claims, Priority Tax Claims, the DIP Facility Claim, Miscellaneous Secured Claims, Classified Priority Claims and Old Note Claims. General Unsecured Claims consist of ADLT General Unsecured Claims and Subsidiary Debtor General Unsecured Claims.

          “Hellman” means WAYNE R. HELLMAN, ADLT’s Chief Executive Officer and Chairman of the Board.

          “Hellman Loan” means the loan indebtedness and other obligations owed by Hellman to ADLT pursuant to the Hellman Loan Documents. As of June 30, 2003, the outstanding indebtedness due under the Hellman Loan was approximately $15,647,000, consisting of principal of approximately $12,789,000 and interest of approximately $2,858,000.

          “Hellman Loan Documents” means the Loan Agreement between Hellman and ADLT dated on or about October 8, 1998, and all related loan documents, including, without limitation, Secured Promissory Note, Security Agreement, Real Estate Mortgages, Collateral Assignment of Contract and Allonge No. 2 to Promissory Note From 24 Karat Street, Inc., as thereafter amended by (a) that certain First Amendment to Loan Agreement, Secured Promissory Note and Security Agreement dated on or about November 22, 2000, (b) that certain Second Amendment

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to Loan Agreement, Secured Promissory Note and Security Agreement dated on or about March 15, 2001 and (c) that certain Third Amendment to Loan Agreement, Secured Promissory Note and Security Agreement dated on or about July 26, 2002.

          “Hexagram” means HEXAGRAM, INC.

          “Hexagram Interests” means (a) the 9,440 shares of Hexagram common stock owned by ADLT (if Hexagram consents to the transfer of such shares to or for the benefit of Holders of Old Common Stock on after the Effective Date), or (b) the net proceeds (reduced by any tax liability incurred by Reorganized ADLT on account of such sale) from the sale of such shares by Reorganized ADLT (if Hexagram does not consent to the transfer of such shares to or for the benefit of Holders of Old Common Stock on the Effective Date). If Hexagram does not consent to such transfer of the Hexagram common stock, Reorganized ADLT agrees that on and after the Effective Date, it shall continue to hold the Hexagram stock and shall not sell, transfer, assign, encumber, restrict, cancel, pledge, or otherwise dispose of any of the Hexagram stock without the express written consent of the Class 7 Representative. Any transfer of the Hexagram stock by Reorganized ADLT is subject to the shareholders agreement with the majority owners of Hexagram and such majority owners currently have a right of first refusal in and to the Hexagram stock. Reorganized ADLT shall use its reasonable best efforts to obtain such consent and to cause a sale of the Hexagram stock as soon as practicable after receiving a written request from the Class 7 Representative requesting such a sale. The Hexagram Interests shall not be certificated or transferable in any way. The Hexagram Interests shall not be distributed directly to the Holders of Old Common Stock Interests (Class 7), but rather will be distributed in escrow or to a trust or other entity to be established for the benefit of such Holders, the structure of which shall be in form and substance reasonably acceptable to ADLT, the Equity Committee and Hexagram. The Debtors believe that the distribution of the Hexagram Interests is exempt from registration under section 1145(a)(1) of the Bankruptcy Code. To the extent that section 1145(a)(1) is not applicable to such distribution, then such distribution shall be made in accordance with applicable law, including the federal securities laws.

          “Holder” means an Entity holding a beneficial interest in a Claim or Interest and, when used in conjunction with a Class or type of Claim or Interest, means a holder of a beneficial interest in a Claim or Interest in such Class or of such type.

          “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

          “Impaired Claim” means a Claim which is Impaired.

          “Impaired Interest” means an Interest which is Impaired.

          “Intercompany Claims” means all Claims held by any Debtor (or any subsidiary or Affiliate of any such Debtor) against any or all other Debtors (or any subsidiary or Affiliate of any such Debtor), including, without limitation, all derivative Claims asserted by or on behalf of one Debtor against the other.

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          “Interests” means any and all equity interests, ownership interests or shares in the Debtors and issued by the Debtors prior to the Petition Date (including, without limitation, all capital stock, stock certificates, common stock, preferred stock, partnership interests, rights, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtors, partnership interests in the Debtors’ stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights and liquidation preferences, puts, calls or commitments of any character whatsoever relating to any such equity, ownership interests or shares of capital stock of the Debtors or obligating the Debtors to issue, transfer or sell any shares of capital stock) whether or not certificated, transferable, voting or denominated “stock” or a similar security.

          “Liens” means, with respect to any asset or Property (or the rents, revenues, income, profits or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of general unsecured Creditors.

          “LRI” means the Debtor, LIGHTING RESOURCES INTERNATIONAL, INC.

          “Management Incentive Plan” means the 2003 Equity Incentive Plan of Advanced Lighting Technologies, Inc. to be adopted by the Reorganized Company on the Effective Date for the purpose of granting to certain members of Senior Management the right to purchase New Common Stock in an aggregate amount of 9.2% of the Fully Diluted New Common Stock. The principal terms of the Management Incentive Plan are set forth in the Disclosure Statement.

          “Master Ballot” means the ballot provided to a bank, brokerage firm or other nominee, or agent or proxy holder thereof holding Old Notes or Old Common Stock in its own name on behalf of a Holder, or any agent thereof, used to accept or reject this Plan.

          “Microsun” means the Debtor, MICROSUN TECHNOLOGIES, INC.

          “Miscellaneous Secured Claims” means any Secured Claim other than the GE Secured Claims and the DIP Facility Claim.

          “New Common Stock” means the 80,000,000 authorized shares of common stock, par value $0.01 per share, of Reorganized ADLT, having one vote per share, without preemptive rights or cumulative voting rights, issued pursuant to the terms of this Plan.

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          “New Credit Facility” means either of the following (but only if the same is reasonably acceptable to the Debtors, Saratoga and the Creditors Committee in form and substance in all material respects): (i) the new working capital credit facility that may be entered into by the Company on or prior to the Effective Date or (ii) the DIP Facility, if Reinstated by mutual agreement of the Company and the Bank Group.

          “New Indenture” means the Indenture between Reorganized ADLT and the New Indenture Trustee pursuant to which the New Notes will be issued, a copy of which is annexed as Exhibit A to this Plan.

          “New Indenture Trustee” means The Bank of New York or another entity qualified to act as trustee pursuant to the Trust Indenture Act of 1939, as amended, in its capacity as trustee under the New Indenture, as designated by the Proponents and the Creditors Committee.

          “New Notes” means the Senior Notes to be issued under the New Indenture in the aggregate principal amount of $114,400,000, plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date, bearing interest at an annual rate of 11% payable semi-annually and coming due on March 31, 2009.

          “New Preferred Stock” means the 29,000 authorized shares of preferred stock, par value $0.01 per share, of Reorganized ADLT with a fixed redemption price of $29,000,000 ($1,000 per share) with accrued but unpaid dividends at 8% per annum, issuable to Saratoga pursuant to the terms of this Plan.

          “Objection” means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to Disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim) or Interest other than a Claim or an Interest that is Allowed.

          “Old Common Stock” means all authorized, issued and outstanding shares (approximately 23,807,347 shares) of common stock of ADLT, par value $0.001 per share, as of the Petition Date and any contingent, disputed or unliquidated Claims related thereto or in connection therewith.

          “Old Indenture” means that Indenture dated as of March 18, 1998 between ADLT and the Old Indenture Trustee pursuant to which the Old Notes were issued.

          “Old Indenture Trustee” means The Bank of New York, in its capacity as trustee under the Old Indenture.

          “Old Indenture Trustee Claim” has the meaning set forth in Section 7.07 of this Plan.

          “Old Notes” means the Senior Notes issued under the Old Indenture in the aggregate principal amount of $100,000,000 bearing interest at an annual rate of 8% payable semi-annually and coming due on March 15, 2008.

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          “Old Note Claims” means the Claims of the Holders of the Old Notes resulting from, arising under or arising in connection with the purchase or sale of the Old Notes, including, without limitation, the principal and interest in connection therewith, and any contingent, disputed or unliquidated Claims in connection therewith.

          “Old Other Interests” means any Interest in ADLT, other than any Old Common Stock Interest or any Old Preferred Stock Interest, including, without limitation, any other capital stock of ADLT, and all issued, outstanding and unexpired options, warrants, conversion privileges or other legal or contractual rights to acquire shares of Old Common Stock or other Old Other Interests.

          “Old Preferred Stock” means all authorized, issued and outstanding shares (761,250 shares) of preferred stock of ADLT, par value $0.001 per share, as of the Petition Date and any contingent, disputed or unliquidated Claims related thereto or in connection therewith.

          “Person” means and includes a natural person, individual, partnership, corporation (as defined in section 101(a) of the Bankruptcy Code), or organization including, without limitation, corporations, limited partnerships, limited liability companies, general partnerships, joint ventures, joint stock companies, trusts, land trusts, estate business trusts, unincorporated organizations or associations, or other organizations, irrespective of whether they are legal entities, governmental bodies (or any agency, instrumentality or political subdivision thereof), or any other form of legal entities; provided, however, “Person” does not include governmental units, except that a governmental unit that (A) acquires an asset from a Person (i) as a result of the operation of a loan guarantee agreement or (ii) as receiver or liquidating agent of a Person; (B) is a guarantor of a pension benefit payable by or on behalf of a Debtor or an Affiliate of a Debtor; or (C) is the legal or beneficial owner of an asset of (i) an employee pension benefit plan that is a governmental plan, as defined in section 414(d) of the Internal Revenue Code of 1986 or (ii) an eligible deferred compensation plan, as defined in section 457(b) of the Internal Revenue Code of 1986, shall be considered for purposes of section 1102 of the Bankruptcy Code to be a Person with respect to such asset or such benefit.

          “Petition Date” means February 5, 2003, the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

          “Plan” means this Fourth Amended Joint Chapter 11 Plan of Reorganization, dated the date appearing on the cover page hereof, including all exhibits, appendices, schedules and annexes attached hereto, as submitted by the Proponents, as such Plan or any one or more components thereof may be altered, amended, supplemented or modified from time to time, with the written consent of the Debtors, Saratoga and the Committees (such consent shall not be unreasonably withheld) in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Confirmation Order and the terms and conditions of Section 13.04 of this Plan.

          “Plan Documents” means and includes, collectively, the New Credit Facility, the New Indenture, the Senior Management Contracts, the Management Incentive Plan, the Saratoga

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Management Services Agreement and any other documents and agreements required to be executed or delivered under this Plan on or prior to the Effective Date.

          “Priority Tax Claim” means any and all Claims accorded priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

          “Professional Claim” means a claim for compensation and/or reimbursement of expenses pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code relating to services incurred on and after the Petition Date and prior to and including the Effective Date in connection with an application made to the Bankruptcy Court in the Chapter 11 Cases.

          “Professionals” means any professional employed in these Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or to be compensated pursuant to sections 327, 328, 330, 331, 503(b)(2) or (4), or 1103 of the Bankruptcy Code.

          “Property” means all assets or property of the Debtors’ respective Estates of any nature whatsoever, real or personal, tangible or intangible, including contract rights, accounts and Causes of Action, previously or now owned by the Debtors, or acquired by the Debtors’ Estates, as defined in section 541 of the Bankruptcy Code.

          “Proponents” means, collectively, the Debtors and Saratoga, as co-proponents of this Plan.

          “Reinstated or Reinstatement” means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitled the Holder of such Claim.

          “Reorganized ADLT” means ADLT on and after the Effective Date.

          “Reorganized Company” means, collectively, the Debtors and their subsidiaries on and after the Effective Date.

          “Reorganized Debtors” means the Debtors on and after the Effective Date.

          “Reorganized Subsidiary Debtors” means the Subsidiary Debtors on and after the Effective Date.

          “Saratoga” means SARATOGA LIGHTING HOLDINGS LLC.

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          “Saratoga Management Services Agreement” means the management services agreement between the Reorganized Company and SARATOGA MANAGEMENT COMPANY, LLC (“SMC”), a Saratoga affiliate, whereby the Reorganized Company shall (i) make an annual payment of $600,000 in the aggregate to SMC in consideration for SMC providing management-consulting services to and on behalf of the Reorganized Company (plus 0.5% of the aggregate amount of cash (and the fair market value of other property as reasonably determined by the Reorganized Company’s Board of Directors) received by the Reorganized Company after the Effective Date in connection with issuances of the Reorganized Company’s equity securities), (ii) pay to SMC an advisory fee equal to one percent (1%) of the enterprise value of the Reorganized Company as of the Effective Date, and (iii) pay to SMC advisory and/or structuring fees in connection with any significant business transactions. From and after the occurrence of an Event of Default under the New Indenture (which has not been cured or waived) no payments to Saratoga (including any affiliate of Saratoga) shall be made under the Saratoga Management Services Agreement, or any other agreement for services of the nature contemplated by the Saratoga Management Services Agreement, and the Saratoga Management Services Agreement shall include commercially reasonable, standard subordination provisions to this effect. Upon any such Event of Default and during the continuation of such Event of Default under the New Indenture, the fees and other payments due Saratoga under the Saratoga Management Services Agreement, or otherwise, shall accrue but not be payable until such default is cured. The advisory fee shall be earned as of the Effective Date and shall be payable from excess working capital or the cash proceeds from the sale(s) of certain non-core assets of the Reorganized Company, which such sale(s) is expected to take place within the first year of the Effective Date. A copy of the Saratoga Management Services Agreement is annexed as Exhibit B to this Plan.

          “Schedule of Rejected Contracts” means the schedule listing executory contracts and unexpired leases to be rejected by the Debtors (along with the associated amounts for rejection damage claims), which schedule is to be served on the counterparties to such executory contracts and unexpired leases, along with a motion or motions to approve the rejection thereof under section 365(c) of the Bankruptcy Code, and Filed by the Debtors at least fifteen (15) days before the date first scheduled by the Bankruptcy Court for the Confirmation Hearing.

          “Scheduling Motion” means the motion filed, or to be filed, by the Debtors in the Chapter 11 Cases seeking entry of an order, among other things, approving notice of the Confirmation Hearing, establishing deadlines and procedures for objections to confirmation of this Plan, establishing procedures for soliciting acceptances of this Plan and establishing the Record Distribution Date.

          “Secured Claim” means any Claim arising before the Petition Date that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law on Property in which the Debtors’ respective Estates has an interest and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code, but, with respect to both case (a) and (b), only to the extent of the Estate’s interest in the value of the assets or Property securing any such Claim or the amount subject to setoff, as the case may be. Secured Claims consist of the Miscellaneous Secured Claims and the GE Secured Claims.

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          “Securities Act” means the Securities Act of 1933, as amended.

          “Senior Management” means Hellman, SABU KRISHNAN, JAMES L. SCHOOLENBERG, LEROY BARTOLOMEI and WAYNE PLATT.

          “Senior Management Contracts” means the employment agreements with certain members of Senior Management to be entered into by the Reorganized Company on the Effective Date. Two of the Senior Management Contracts will be written, those in favor of Wayne Hellman and James Schoolenberg, copies of which are annexed as Exhibits C-1 and C-2, respectively, to this Plan; the remaining Senior Management Contracts will be oral. The Debtors may subsequently determine that some or all of the oral Senior Management Contracts should be reduced to writing. In such event, the Debtors anticipate that such agreements will have the same terms as set forth in the Disclosure Statement and be in substantially the same form and substance as the attached written Senior Management Contracts attached to this Plan.

          “Subsidiary Debtor General Unsecured Claims” means General Unsecured Claims against one or more of the Subsidiary Debtors’ Estates (but not against ADLT’s Estate).

          “Subsidiary Debtors” means, collectively, VLI, APL, Ballastronix, Microsun, LRI and ADLT Services, as debtors and debtors-in-possession in the Chapter 11 Cases.

          “Subsidiary Interests” means any and all authorized, issued and outstanding Interests in any of the Subsidiary Debtors as of the Petition Date.

          “Tax” means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign governmental authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalties, fines or additions attributable to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

          “Termination Date” means February 1, 2004, or such later date as may be established by the Debtors, Saratoga and the Committees.

          “Unclaimed Property” means any distribution of Cash or any other Property made to the Holder of an Allowed Claim or Allowed Interest pursuant to this Plan that (a) is returned to the Reorganized Debtors as undeliverable and no appropriate forwarding address is received within the later of (y) one (1) year after the Effective Date and (z) one (1) year after such distribution is made to such Holder or (b) in the case of a distribution made in the form of a check, is not negotiated and no request for reissuance is made as provided for in Section 5.09 of this Plan.

          “Unimpaired” means any Claim that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

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          “United States Trustee” means the United States Trustee for Region 11 appointed under section 581(a)(3) of title 28 of the United States Code to serve in the Northern District of Illinois.

          “U.S. Trustee’s Fee Claims” means any fees or charges assessed against the Debtors’ respective Estates pursuant to section 1930(a)(6) of title 28 of the United States Code.

          “VLI” means the Debtor, VENTURE LIGHTING INTERNATIONAL, INC.

          “Voting Agent” means Bankruptcy Management Corporation, which has been designated by the Bankruptcy Court to (i) receive and tabulate Ballots and Master Ballots used to accept or reject this Plan in these Chapter 11 Cases, (ii) file a balloting report and such other documents with the Bankruptcy Court reflecting and attesting to the tabulation of such Ballots and Master Ballots and (iii) take such other actions as may be necessary to assist the Debtors and the Bankruptcy Court to tabulate such Ballots and Master Ballots.

          Section 1.02. Rules of Interpretation. All references to “this Plan” herein shall be construed, where applicable, to include references to this document and all its exhibits, appendices, schedules and annexes, if any (and any amendments thereto made in accordance with the Bankruptcy Code). Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in this Plan. The words “includes” and “including” shall in all cases be automatically deemed to have appearing thereafter the words “without limitation” and are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. The captions and headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Any term used in this Plan that is not defined in this Plan, either in Article I hereof or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity). Without limiting the preceding sentence, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan, unless superseded herein. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) and Section 13.15 hereof shall apply, but Bankruptcy Rule 9006(a) shall govern.

          Section 1.03. Exhibits. All Exhibits to this Plan are incorporated into and are a part of this Plan as if set forth in full herein, regardless of when Filed.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

          Section 2.01. Generally. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or an Interest is classified in

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a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. A Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, settled or otherwise satisfied prior to the Effective Date.

          Section 2.02. Unclassified Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and the DIP Facility Claim are not classified and are excluded from the Classes designated in this Article II of this Plan. The treatment accorded Administrative Claims, Priority Tax Claims and the DIP Facility Claim is set forth in Article III of this Plan.

          Section 2.03. Unimpaired Classes. This Plan classifies the following Unimpaired Claims and Unimpaired Interests that are not entitled to vote on this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of a Claim or Interest in the following Classes is conclusively presumed to have accepted this Plan in respect of such Claims or Interests. Accordingly, Holders of Claims or Interests in such Classes are not entitled to vote to accept or reject this Plan and the votes of such Holders are not being solicited in connection with this Plan. Such Claims against and Interests in the Debtors are classified as follows:

(a) Class 1(a) shall consist of all Miscellaneous Secured Claims (“Class 1(a) Claims” or “Class 1 Miscellaneous Secured Claims”).

(b) Class 2 shall consist of all Classified Priority Claims (“Class 2 Claims” or “Class 2 Classified Priority Claims”).

(c) Class 9 shall consist of all Subsidiary Interests (“Class 9 Interests” or “Class 9 Subsidiary Interests”).

          Section 2.04. Impaired Classes Entitled to Vote. This Plan classifies the following Impaired Claims and Impaired Interests that shall receive a distribution under this Plan that are entitled to vote to accept or reject this Plan:

(a) Class 1(b) shall consist of the GE Secured Claims (“Class 1(b) Claims” or “Class 1(b) GE Secured Claims”).

(b) Class 3 shall consist of all Old Note Claims (“Class 3 Claims” or “Class 3 Old Note Claims”).

(c) Class 4 shall consist of all ADLT General Unsecured Claims (“Class 4 Claims” or “Class 4 ADLT General Unsecured Claims”).

(d) Class 5 shall consist of all Subsidiary Debtor General Unsecured Claims (“Class 5 Claims” or “Class 5 Subsidiary Debtor General Unsecured Claims”).

(e) Class 6 shall consist of all Interests of the Holders of Old Preferred Stock (“Class 6 Interests” or “Class 6 Preferred Interests”).

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(f) Class 7 shall consist of all Interests of Holders of Old Common Stock (“Class 7 Interests” or “Class 7 Common Interests”).

(g) Class 8 shall consist of all Interests of Holders of Old Other Interests (“Class 8” or “Class 8 Other Interests”).

          If a Holder of a Class 8 Old Other Interest exercises its right to obtain Old Common Stock on account of its Old Other Interest as provided in Section 3.13 of this Plan, such Holder shall be entitled to the treatment provided to Class 7 in Section 3.12 of this Plan with respect to such Old Common Stock. If such Holder fails to timely exercise its right to obtain Old Common Stock, such Holder’s Old Other Interest shall be canceled and extinguished and such Holder shall not receive or retain any property under this Plan on account of such Interest; in such event, pursuant to section 1126(g) of the Bankruptcy Code, such Holder shall be conclusively presumed to have rejected this Plan in respect of such Interest (even if such Holder cast a Ballot accepting this Plan) because this Plan does not entitle the Holders of such Interests to receive or retain any property under this Plan on account of such Interests.

ARTICLE III

PROVISIONS FOR TREATMENT OF CLASSES OF
CLAIMS AND INTERESTS

          Section 3.01. Satisfaction of Claims and Interests. The treatment of and consideration to be received by Holders of Allowed Claims or Allowed Interests pursuant to this Article III and this Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims against or Interests in the Debtors and the Debtors’ respective Estates, except as otherwise provided in this Plan or the Confirmation Order.

          Section 3.02. Unclassified Claims, Classified Unimpaired and Impaired Claims and Classified Interests. Administrative Claims and Priority Tax Claims are treated in accordance with section 1129(a)(9)(A) and section 1129(a)(9)(C) of the Bankruptcy Code, respectively. Such Claims, as well as the DIP Facility Claim, are Unimpaired under this Plan and, in accordance with section 1123(a)(1) of the Bankruptcy Code, are not designated as Classes of Claims for purposes of this Plan and for purposes of sections 1123, 1124, 1126 and 1129 of the Bankruptcy Code. In addition, the Class 1(a) Miscellaneous Secured Claims, Class 2 Classified Priority Claims and Class 9 Subsidiary Interests are classified as Classes of Claims or Interests that are Unimpaired and, in accordance with section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted this Plan and are not entitled to vote to accept or reject this Plan. Class 1(b) GE Secured Claims, Class 3 Old Note Claims, Class 4 ADLT General Unsecured Claims, Class 5 Subsidiary Debtor General Unsecured Claims, Class 6 Preferred Interests, Class 7 Common Interests and Class 8 Old Other Interests are Impaired and are entitled to vote to accept or reject this Plan. If a Holder of a Class 8 Old Other Interest exercises its right to obtain Old Common Stock on account of its Old Other Interest as provided in Section 3.13 of this Plan, such Holder shall be entitled to the treatment provided to Class 7 in Section 3.12 of this Plan with respect to such Old Common Stock. If such Holder fails to timely exercise its right to obtain Old Common Stock, such Holder’s Old Other Interest shall be canceled and extinguished and such Holder shall not receive or retain any property under this

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Plan on account of such Interest; in such event, pursuant to section 1126(g) of the Bankruptcy Code, such Holder shall be conclusively presumed to have rejected this Plan in respect of such Interest (even if such Holder cast a Ballot accepting this Plan) because this Plan does not entitle the Holders of such Interests to receive or retain any property under this Plan on account of such Interests.

          Section 3.03. Administrative Claims. Administrative Claims are Unimpaired. Unless otherwise provided for herein and unless already paid pursuant to prior order of the Bankruptcy Court or applicable law, each Holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date on which such Administrative Claim becomes Allowed and (iii) a date agreed to in writing by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Administrative Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtors or the Reorganized Debtors, as the case may be, or as the Bankruptcy Court may order.

          Section 3.04. Priority Tax Claims. Priority Tax Claims are Unimpaired. Each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors or the Reorganized Debtors, as the case may be, in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date on which such Priority Tax Claim becomes Allowed and (iii) a date agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Priority Tax Claim; (B) equal Cash payments from the Reorganized Debtors made on the last Business Day of every three (3) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate publicly quoted on the Effective Date for obligations backed by the full faith and credit of the United States of America maturing in ninety (90) days; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtors or the Reorganized Debtors, as the case may be, or as the Bankruptcy Court may order. The Debtors or the Reorganized Debtors, as the case may be, shall have the right, in their sole discretion, to prepay at any time any Allowed Priority Tax Claim without premium or penalty of any sort or nature.

          Section 3.05. DIP Facility Claim. The DIP Facility Claim is Unimpaired. On the later of (i) the Effective Date, (ii) the date on which the DIP Facility Claim becomes Allowed and (iii) such other date agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holders of the DIP Facility Claim, the Holders of the Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim: (A) Cash equal to the unpaid portion of such Allowed DIP Facility Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holders of such Claim and the Debtors or the Reorganized Debtors, as the case may be, including, without limitation, Reinstatement of such Claim, or as the Bankruptcy Court may order.

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          Section 3.06. (a) Class 1(a) Claims: Miscellaneous Secured Claims. Class 1(a) Miscellaneous Secured Claims are Unimpaired. Each Holder of an Allowed Class 1(a) Miscellaneous Secured Claim shall receive, in the sole discretion of the Debtors or the Reorganized Debtors, as the case may be, in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) Cash equal to the amount of such Allowed Miscellaneous Secured Claim on or as soon as practicable after the later of (i) the Effective Date, (ii) the date that such Miscellaneous Secured Claim becomes Allowed and (iii) a date agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Claim; (B) treatment such that such Miscellaneous Secured Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtors or the Reorganized Debtors, as the case may be, or as the Bankruptcy Court may order.

          Section 3.06. (b) Class 1(b) Claims: GE Secured Claims. Class 1(b) GE Secured Claims are Impaired. The Class 1(b) GE Secured Claims shall receive nothing on the Effective Date; provided, however, on the Effective Date, or as soon thereafter as the GE Secured Claims are Allowed, GE may offset from the amounts owing by GE to the Debtors, including the Debtors’ nondebtor affiliates, and indefeasibly retain for GE’s own account, an amount up to, but not in excess of, the Allowed Amount of the GE Secured Claims. If, after giving effect to the offset provided in this Section 3.06(b), GE has any remaining Claims against the Debtors, such Claims of GE shall be treated as Class 5 Subsidiary Debtor General Unsecured Claims. Except to the extent of the offset permitted under this Section 3.06(b), nothing in this Section 3.06(b) shall be or be deemed to be a waiver or release of any claim belonging to the Debtors or their nondebtor affiliates against GE.

          Section 3.07. Class 2 Claims: Classified Priority Claims. Class 2 Classified Priority Claims are Unimpaired. To the extent that these Claims have not already been paid pursuant to prior order of the Bankruptcy Court, each Holder of an Allowed Class 2 Classified Priority Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date on which such Class 2 Claim becomes Allowed and (iii) a date agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Class 2 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtors or the Reorganized Debtors, as the case may be, or as the Bankruptcy Court may order.

          Section 3.08. Class 3 Claims: Old Note Claims. The Old Note Claims are Allowed in the aggregate amount of $114,400,000, plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date. Class 3 Old Note Claims are Impaired. On or as soon as practicable after the Effective Date, each Holder of an Allowed Old Note Claim as of the Distribution Record Date shall receive from the Disbursing Agent, in full satisfaction, settlement, release, extinguishment and discharge of such Claim, a New Note in a principal amount equal to the aggregate principal amount of such Holder’s Old Notes times the sum of (i) 1.144 and (ii) 0.00022222 for each day, if any, after January 1, 2004, until the Effective Date. Pursuant to Section 5.12 of this Plan, no New Notes shall be issued or distributed in a denomination less than $1000; fractional New Notes shall be rounded up or down to the nearest $1000 denomination as provided in Section 5.12 of this Plan. Acceptance of this Plan by Class 3 shall, subject to

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consummation of this Plan, constitute a waiver by all Holders of Class 3 Old Note Claims of any and all defaults under the Old Indenture that may exist as of the Effective Date, and an agreement to instruct the Old Indenture Trustee to take all actions to effectuate this Plan.

          Section 3.09. Class 4 Claims: ADLT General Unsecured Claims. The Class 4 ADLT General Unsecured Claims are Impaired. Each Holder of Class 4 ADLT General Unsecured Claims shall be entitled to receive interest on the Allowed Amount of such Holder’s claim from the Petition Date to the Effective Date at that rate per annum which is the greater of:

(1) 1.32% (such rate being (a) the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System for the week ending Friday January 31, 2003, the end of the calendar week preceding the Petition Date, and (b) specified as the interest rate allowed on judgments entered in federal courts pursuant to 28 U.S.C. §1961 and reported on the following site on the internet: http://www.federalreserve.gov/releases/H15/data/wf/tcm1y.txt), or

(2) such other rate per annum as the Bankruptcy Court determines is legally required by the applicable provisions of the Bankruptcy Code for accruals of post-petition interest on unsecured debt.

          The Holder of each Class 4 ADLT General Unsecured Claim shall have an election to accept either “85% Now Treatment” or “100% Stretch Treatment,” as described in ensuing sentences in this Section 3.09. Such election shall be exercised by each such Holder (including Holders of Disputed Class 4 Claims, whether or not the proceedings to determine the Allowed Amount of such Holder’s Disputed Class 4 ADLT General Unsecured Claim shall have been concluded at the Effective Date), pursuant to election forms which will be mailed to each such Holder by Reorganized ADLT within five Cleveland, Ohio Business Days after the Effective Date; provided, however, that each Holder who fails to have made its election and to have caused its fully completed election form to have been actually received by the Reorganized Debtors by 5:00 p.m. Cleveland time on the 20th Cleveland, Ohio Business Day after the Effective Date shall be conclusively deemed to have elected 85% Now Treatment.

          Each Holder who shall have elected 85% Now Treatment (or who shall have been automatically deemed to have made such election) shall be entitled to receive on the later of:

(1) 45 days after the Effective Date,

(2) the date on which such Holder’s Class 4 ADLT General Unsecured Claim shall have become Allowed,

(3) the date on which such Class 4 ADLT General Unsecured Claim, or any portion thereof, shall be paid pursuant to the established ordinary course of business or dealings between ADLT and the Holder of such Claim, and

(4) such other date agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Class 4 ADLT General Unsecured Claim,

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an amount in Cash equal to 85% of the Allowed Amount of such Holder’s Class 4 ADLT General Unsecured Claim.

          Holders who shall have elected 100% Stretch Treatment shall be entitled to receive, starting on the later of:

(1) the first Calendar-Quarter-End Date after the Effective Date, and

(2) the Calendar-Quarter-End Date next following the date on which each such Class 4 ADLT General Unsecured Claim shall have become Allowed, and on each of the next succeeding Calendar-Quarter-End Dates thereafter, until such Allowed Class 4 ADLT General Unsecured Claim is paid in full, an amount in Cash equal to 25% of the Allowed Amount of such Holder’s Class 4 ADLT General Unsecured Claim, plus interest accrued on such portion of such Allowed Claim from the Effective Date through the date of such payment calculated at a rate (a) equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System for the end of the calendar week in which the Effective Date occurs, and (b) as specified as the interest rate allowed on judgments entered in federal courts pursuant to 28 U.S.C. §1961 and reported on the following site on the internet: http://www.federalreserve.gov/releases/H15/data/wf/tcm1y.txt), with the further understanding that on the 364th day after the Effective Date of this Plan, each Holder who shall have elected 100% Stretch Treatment shall receive the entire then-unpaid balance of its Class 4 ADLT General Unsecured Claim, except that Holders of Claims that shall have elected 100% Stretch Treatment and who remain Disputed Class 4 ADLT General Unsecured Claims on such 364th day shall be entitled to receive 100% of their Allowed Claim on the date of Allowance thereof.

          All payments to Holders of Class 4 ADLT General Unsecured Claims shall be made in Cash, unless otherwise agreed between Reorganized ADLT and the Holder of such Claim.

          Section 3.10. Class 5 Claims: Subsidiary Debtor General Unsecured Claims. The Class 5 Subsidiary Debtor General Unsecured Claims are Impaired. Each Holder of Class 5 Subsidiary Debtor General Unsecured Claims shall be entitled to receive interest on the Allowed Amount of such Holder’s claim from the Petition Date to the Effective Date at that rate per annum which is the greater of:

(1) 1.32% (such rate being (a) the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System for the week ending Friday January 31, 2003, the end of the calendar week preceding the Petition Date, and (b) specified as the interest rate allowed on judgments entered in federal courts pursuant to 28 U.S.C. §1961 and reported on the following site on the internet: http://www.federalreserve.gov/releases/H15/data/wf/tcm1y.txt), or

(2) such other rate per annum as the Bankruptcy Court determines is legally required by the applicable provisions of the Bankruptcy Code for accruals of post-petition interest on unsecured debt.

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          The Holder of each Class 5 Subsidiary Debtor General Unsecured Claim shall have an election to accept either “85% Now Treatment” or “100% Stretch Treatment,” as described in ensuing sentences in this Section 3.10. Such election shall be exercised by each such Holder (including Holders of Disputed Claims, whether or not the proceedings to determine the Allowed Amount of such Holder’s Disputed Class 5 Subsidiary Debtor General Unsecured Claim shall have been concluded at the Effective Date), pursuant to election forms which will be mailed to each such Holder by Reorganized ADLT within five Cleveland, Ohio Business Days after the Effective Date; provided, however, that each Holder who fails to have made its election and to have caused its fully completed election form to have been actually received by the Reorganized Debtors by 5:00 p.m. Cleveland time on the 20th Cleveland, Ohio Business Day after the Effective Date shall be conclusively deemed to have elected 85% Now Treatment.

          Each Holder who shall have elected 85% Now Treatment (or who shall have been automatically deemed to have made such election) shall be entitled to receive on the later of:

(1) 45 days after the Effective Date,

(2) the date on which such Holder’s Class 5 Subsidiary Debtor General Unsecured Claim shall have become Allowed,

(3) the date on which such Class 5 Subsidiary Debtor General Unsecured Claim, or any portion thereof, shall be paid pursuant to the established ordinary course of business or dealings between ADLT and the Holder of such Claim, and

(4) such other date agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Class 5 Subsidiary Debtor General Unsecured Claim,

an amount in Cash equal to 85% of the Allowed Amount of such Holder’s Class 5 Subsidiary Debtor General Unsecured Claim.

          Holders who shall have elected 100% Stretch Treatment shall be entitled to receive, starting on the later of:

(1) the first Calendar-Quarter-End Date after the Effective Date, and

(2) the Calendar-Quarter-End Date next following the date on which each such Class 5 Subsidiary Debtor General Unsecured Claim shall have become Allowed, and on each of the next succeeding Calendar-Quarter-End Dates thereafter, until such Allowed Class 5 Subsidiary Debtor General Unsecured Claim is paid in full, an amount in Cash equal to 25% of the Allowed Amount of such Holder’s Class 5 Subsidiary Debtor General Unsecured Claim, plus interest accrued on such portion of such Allowed Claim after the Effective Date through the date of such payment calculated at a rate (a) equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System for the end of the calendar week on or following the Effective Date, and (b) specified as the interest rate allowed on judgments entered in federal courts pursuant to 28 U.S.C. §1961 and reported on the following site on the internet: http://www.federalreserve.gov/releases/H15/data/wf/tcm1y.txt), with the

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further understanding that on the 364th day after the Effective Date of this Plan, each Holder who shall have elected 100% Stretch Treatment shall receive the entire then-unpaid balance of its Class 5 Subsidiary Debtor General Unsecured Claim, except that Holders of Claims that shall have elected 100% Stretch Treatment and who remain Disputed Class 5 Subsidiary Debtor General Unsecured Claims on such 364th day shall be entitled to receive 100% of their Allowed Claim on the date of Allowance thereof.

          All payments to Holders of Class 5 Subsidiary Debtor General Unsecured Claims shall be made in Cash, unless otherwise agreed between Reorganized ADLT and the Holder of such Claim.

          Section 3.11. Class 6 Interests: Old Preferred Stock Interests. Class 6 Preferred Interests are Impaired. Saratoga holds Class 6 Interests in 761,250 shares of Old Preferred Stock; such Interests of Saratoga are hereby Allowed. On or as soon as practicable after the Effective Date, Saratoga, the Holder of the Allowed Class 6 Preferred Interests as of the Distribution Record Date shall receive, in full satisfaction, settlement, release, extinguishment and discharge of such Preferred Interests, and upon payment in Cash to ADLT by wire transfer of immediately available funds, $18,000,000, 29,000 shares of New Preferred Stock and 1,000 shares of New Common Stock, such that the Holders of the Allowed Class 6 Preferred Interests shall have received 100% of the authorized shares of New Preferred Stock, all of which are to be outstanding on the Effective Date and held by Saratoga, 100% of the shares of New Common Stock issued and outstanding on the Effective Date and 90.8% of the Fully Diluted New Common Stock. Acceptance of this Plan by Class 6 shall, subject to consummation of this Plan, constitute an approval, as recipient of New Common Stock, of the Management Incentive Plan and the Senior Management Contracts.

          Section 3.12. Class 7 Interests: Old Common Stock Interests. Class 7 Common Interests are Impaired. If Class 7 accepts this Plan pursuant to section 1129(a)(8) of the Bankruptcy Code, then on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 Interest as of the applicable Distribution Record Date (other than Saratoga and Hellman) (and any Holders in Class 8 electing to exercise their rights as set forth in Section 3.13 of this Plan) shall receive from the Disbursing Agent, in full satisfaction, settlement, release, extinguishment, cancellation and discharge of such Interest, such Holder’s Class 7 Pro Rata Share of the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery (net of taxes accruable to the Reorganized Company on account of such distributions, if any). If Class 7 rejects this Plan pursuant to section 1129(a)(8) of the Bankruptcy Code, then on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 Interest as of the applicable Distribution Record Date (including Saratoga and Hellman) (and any Holders in Class 8 electing to exercise their rights as set forth in Section 3.13 of this Plan) shall receive from the Disbursing Agent, in full satisfaction, settlement, release, extinguishment, cancellation and discharge of such Interest, such Holder’s Class 7 Pro Rata Share of $2.5 million of the Fiberstars Interests, based on the trading price of one share of the Fiberstars stock on the applicable Distribution Record Date (net of taxes accruable to the Reorganized Company on account of such distribution, if any). The Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery shall not be distributed directly to the Holders of Old Common Stock Interests (Class 7), but rather will be distributed in escrow or to a trust or other entity to be established for the benefit of such Holders, the structure of which shall be in form and substance reasonably

27

acceptable to ADLT, the Equity Committee, Fiberstars (solely with respect to the Fiberstars Interests) and Hexagram (solely with respect to the Hexagram Interests).

          Section 3.13. Class 8 Interests: Old Other Interests. Class 8 Interests are Impaired. Each Holder of an Old Other Interest shall have the right to exercise its options, warrants, conversion privileges or other legal or contractual rights to obtain Old Common Stock representing such Interest, which shall become fully vested as of the date of exercise of such right notwithstanding any provision to the contrary in the contract or instrument giving rise to such Interest. To exercise such right, such Holder shall (i) mark or check off the applicable box on the Ballot cast by such Holder indicating such Holder’s exercise of such right and (ii) on or before the Effective Date, pay all required consideration and otherwise satisfy all other applicable conditions in order to exercise such right. If such Holder timely exercises its right to obtain such Old Common Stock, such Holder shall be entitled to the treatment provided to Class 7 set forth in Section 3.12 of this Plan with respect to such Old Common Stock. If such Holder fails to timely exercise its right to obtain such Old Common Stock, such Holder’s Old Other Interest shall be canceled and extinguished and such Holder shall not receive or retain any property under this Plan on account of such Interest.

          Section 3.14. Class 9 Interests: Subsidiary Interests. Class 9 Interests are Unimpaired. Each Holder of an Interest in Class 9 shall retain such Interest and its respective share or shares of common stock of the Subsidiary Debtors representing such Interest, but such Holder shall receive no distribution under this Plan on account of such Interest; provided, however, that as soon as practicable after the Effective Date, the Reorganized Debtors shall cause Microsun, LRI and ADLT Services to be dissolved or merged into one of the other Debtors.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THIS PLAN; CRAMDOWN

          Section 4.01. Acceptance by Impaired Classes of Claims and Interests.

(a) Acceptance by an Impaired Class of Claims. Pursuant to section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if (a) the Holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class (other than Claims held by any Holder designated pursuant to section 1126(e) of the Bankruptcy Code) have timely and properly voted to accept this Plan, which, in the case of the Class 3 Old Note Claims, shall be determined by dividing the principal amount of the Old Notes voted in favor of this Plan by the total principal amount of the Old Notes voted, and (b) more than one-half (1/2) in number of the Holders of such Allowed Claims actually voting in such Class (other than Claims held by any Holder designated pursuant to section 1126(e) of the Bankruptcy Code) have timely and properly voted to accept this Plan.

(b) Acceptance by an Impaired Class of Interests. Pursuant to section 1126(d) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted this Plan if the Holders of at least two-thirds (2/3) in amount of the Allowed Interests actually voting

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in such Class (other than Interests held by any Holder designated pursuant to section 1126(e) of the Bankruptcy Code) have timely and properly voted to accept this Plan.

          Section 4.02. Voting Classes. Except as otherwise required by the Bankruptcy Code or the Bankruptcy Rules or as otherwise provided in this Section 4.02, (i) Holders of GE Secured Claims (Class 1(b)), (ii) Holders of Old Note Claims (Class 3), (iii) Holders of ADLT General Unsecured Claims (Class 4), (iv) Holders of Subsidiary Debtor General Unsecured Claims (Class 5), (v) Holders of the Old Preferred Interests (Class 6), (vi) Holders of Old Common Interests (Class 7) and (vii) Holders of Old Other Interests (Class 8), each shall be entitled to vote separately as a Class to accept or reject this Plan in accordance with Section 4.01(a) of this Plan. Holders of Unimpaired Claims under this Plan (Miscellaneous Secured Claims (Class 1), Classified Priority Claims (Class 2) and Subsidiary Interests (Class 9)) shall not be entitled to vote to accept or reject this Plan, and shall be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes shall not be solicited. If a Holder of a Class 8 Old Other Interest exercises its right to obtain Old Common Stock on account of its Old Other Interest as provided in Section 3.13 of this Plan, such Holder shall be entitled to the treatment provided to Class 7 in Section 3.12 of this Plan with respect to such Old Common Stock. If such Holder fails to timely exercise its right to obtain Old Common Stock, such Holder’s Old Other Interest shall be canceled and extinguished and such Holder shall not receive or retain any property under this Plan on account of such Interest; in such event, pursuant to section 1126(g) of the Bankruptcy Code, such Holder shall be conclusively presumed to have rejected this Plan in respect of such Interest (even if such Holder cast a Ballot accepting this Plan) because this Plan does not entitle the Holders of such Interests to receive or retain any property under this Plan on account of such Interests. Administrative Claims, Priority Tax Claims and the DIP Facility Claim are Unimpaired and not classified under this Plan and hence are not entitled to vote to accept or reject this Plan.

          Section 4.03. Ballot Instructions. Each Holder of Old Notes or Old Common Stock is required to complete and return a Ballot to the holder of record thereof (in the case of the Old Notes, the Old Indenture Trustee) who shall then compute and deliver to the Voting Agent a Master Ballot compiling the votes so received.

           All questions as to the validity, form, and eligibility (including time of receipt) of Ballots or Master Ballots shall be resolved by the Debtors and Saratoga whose determination shall be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. The Debtors and Saratoga reserve the right to reject any and all Ballots and Master Ballots not in proper form.

          Section 4.04. Cramdown. If all applicable requirements for Confirmation of this Plan are met as set forth in section 1129(a)(1) through (13) of the Bankruptcy Code except subsection (8) thereof, the Debtors and Saratoga reserve the right to request that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of section 1129(a)(8) thereof, on the basis that this Plan is fair and equitable, and does not discriminate unfairly, with respect to each Class of Claims or Interests that is Impaired under, and has not accepted, this Plan. No re-solicitation of votes for the Plan as so modified shall be required.

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          Section 4.05. Confirmation of All Cases. This Plan shall not be deemed to have been confirmed as to any Debtor unless and until this Plan has been confirmed in each of the Debtors’ Chapter 11 Cases.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS UNDER THIS PLAN

          Section 5.01. Timing of Distributions. Except as set forth in Section 5.03 below, an initial distribution of Property shall be made to Holders of Allowed Claims and Allowed Interests in accordance with Article III of this Plan. Subsequent distributions may be made from time to time in the reasonable discretion of the Disbursing Agent except as otherwise required under this Plan. If a Claim or Interest is not an Allowed Claim or an Allowed Interest as of the applicable distribution date, distributions shall be made only if and when the Claim or Interest is Allowed and in accordance with Article III of this Plan and, with respect to the cure of defaults for assumed executory contracts and unexpired leases, Section 6.02 of this Plan, and in each case, subject to Article VI of this Plan.

          Section 5.02. Distribution Record Date. As of the close of business on the applicable Distribution Record Date, all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of the Old Notes, the Old Preferred Stock or the Old Common Stock will be closed and, for purposes of this Plan, there shall be no further changes in the record holders of the Old Notes, Old Preferred Stock or the Old Common Stock. The Disbursing Agent shall have no obligation to recognize the transfer of any Old Notes, Old Preferred Stock or Old Common Stock occurring after the applicable Distribution Record Date and will be entitled for all purposes to recognize and deal only with those Holders of the Old Notes, Old Preferred Stock or the Old Common Stock as of the close of business on the applicable Distribution Record Date, as reflected on such ledgers, books, registers or records.

          Section 5.03. Distributions to Holders of Allowed Claims. Except as otherwise provided in this Plan, on the Effective Date, the Reorganized Debtors shall deliver to the Disbursing Agent sufficient Cash to make the distributions to be made on the Effective Date to the Holders of Allowed Claims. Subsequent distributions will be made by the Reorganized Debtors or the Disbursing Agent, as the Reorganized Debtors may determine at the time. Payments and other distributions to be made pursuant to this Plan will be available from the proceeds of the New Credit Facility and other funds held by the Reorganized Debtors as of the Effective Date. If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any distribution, the Reorganized Debtors shall, in lieu of making such distribution to such Holder, delay such distribution until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

          Section 5.04. Class 3, Class 6 and Class 7 Distributions. Distributions to Classes 3, 6 and 7 shall be made by the Disbursing Agent as set forth in this Section 5.04. The Disbursing Agent may establish reasonable and customary rules and procedures in connection with its duties. Additionally, the Disbursing Agent may, in its discretion, waive or modify any term or

29

provision of this Section 5.04 if the Disbursing Agent reasonably determines that application of such term or provision to any Holder in Class 3, Class 6 or Class 7 would be impracticable.

(a) Class 3. Promptly after the Effective Date, the Disbursing Agent shall mail to the Holders of Allowed Class 3 Old Note Claims (or, in lieu thereof, to the Old Indenture Trustee, who in turn shall mail or otherwise distribute to Holders of Allowed Class 3 Old Note Claims) appropriate transmittal materials (which shall specify that delivery of Old Notes shall be effected, and risk of loss and title to the Old Notes theretofore evidencing the Allowed Class 3 Claims, shall pass, only upon proper delivery of such Old Notes to the Disbursing Agent). In order to receive a distribution of New Notes the Holder thereof must surrender the Old Notes representing such Allowed Class 3 Claim in accordance with Section 5.05 below and the Disbursing Agent shall not be obligated to deliver New Notes until such Holder surrenders such Holder’s Old Notes as provided therein. Promptly upon surrender of such Old Notes, such Holder shall receive in exchange therefor the distribution of New Notes to which such Holder is entitled under Section 3.08 hereof; provided, however, that if there is any dispute as to the identity of a Holder of an Allowed Class 3 Claim, the Disbursing Agent shall, in lieu of making such distribution to such Holder, delay such distribution until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute. Notwithstanding the date of actual distribution, all New Notes to be distributed on account of Allowed Class 3 Claims shall be deemed to have been issued and be outstanding on the Effective Date.

(b) Class 6. Promptly after the Effective Date, the Disbursing Agent shall deliver to the Holder of the Allowed Class 6 Preferred Interests (currently Saratoga) appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Old Preferred Stock (together with the certificates representing shares of Old Common Stock, the “Certificates”) shall pass, only upon proper delivery of such Certificates to the Disbursing Agent). In order to receive a distribution of New Common Stock and New Preferred Stock, the Holder thereof must surrender the Certificate(s) representing such Allowed Class 6 Preferred Interests in accordance with Section 5.05 below and the Disbursing Agent shall not be obligated to deliver New Common Stock and New Preferred Stock until each such Holder surrenders such Holder’s Certificate(s) as provided therein. Promptly upon surrender of such Certificate(s), such Holder shall receive in exchange therefor the distribution of New Common Stock and New Preferred Stock to which such Holder is entitled under Section 3.11 hereof; provided, however, that notwithstanding any other provision of this Section 5.04 or elsewhere in this Plan, Saratoga is the only Holder of a Class 6 Preferred Interest, and there is no dispute that Saratoga’s Interests in 761,250 shares of Old Preferred Share Interests have been Allowed. Notwithstanding the date of actual distribution, all New Common Stock and New Preferred Stock to be distributed on account of Allowed Class 6 Preferred Interests shall be deemed to have been issued and outstanding on the Effective Date.

(c) Class 7. Promptly after the Effective Date, the Disbursing Agent shall mail to the Holders of Allowed Class 7 Common Interests (or, in lieu thereof, to any depository bank, brokerage firm or other nominee, or agent or proxy holder thereof

30

holding Old Common Stock in its own name on behalf of such Holders, who in turn shall mail to the applicable Holders of Allowed Class 7 Common Interests) appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Old Common Stock shall pass, only upon proper delivery of such Certificates to the Disbursing Agent). In order to receive its Class 7 Pro Rata Share of the distributions of the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery (if Class 7 votes to accept the Plan) or its Class 7 Pro Rata Share of $2.5 million of the Fiberstars Interests (if Class 7 votes to reject the Plan), the Holder thereof must surrender the Certificate(s) representing such Allowed Class 7 Common Interests in accordance with Section 5.05 below and the Disbursing Agent shall not be obligated to deliver such distributions until such Holder surrenders such Holder’s Certificate(s) as provided therein, unless the Disbursing Agent establishes such other procedures which do not require the surrender of such Certificates. Promptly upon surrender of such Certificate(s), such Holder shall receive in exchange therefor its Class 7 Pro Rata Share of the distributions of the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery (if Class 7 votes to accept the Plan) or its Class 7 Pro Rata Share of $2.5 million of the Fiberstars Interests (if Class 7 votes to reject the Plan), to which such Holder is entitled under Section 3.12 hereof; provided, however, that if there is any dispute as to the identity of a Holder of Allowed Class 7 Common Interests, the Disbursing Agent shall, in lieu of making distributions to such Holder, delay such distributions until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute. Notwithstanding anything to the contrary set forth in this Plan, all distributions to or for the benefit of Holders of Old Common Stock Interests shall be made in a manner reasonably acceptable to the Company or the Reorganized Company (as the case may be) and the Equity Committee or the Class 7 Representative (as the case may be).

          Section 5.05. Surrender and Forfeiture of Rights. As a condition to receiving (a) a distribution of New Notes (in the case of Allowed Class 3 Old Note Claims), (b) a distribution of New Common Stock and New Preferred Stock (in the case of the Allowed Class 6 Preferred Interests) or (c) a Class 7 Pro Rata Share of the distributions of the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery (if Class 7 votes to accept the Plan) or a Class 7 Pro Rata Share of $2.5 million of the Fiberstars Interests (if Class 7 votes to reject the Plan) (in the case of Allowed Class 7 Common Interests) under this Plan, after the Effective Date, each Holder of an Allowed Class 3 Old Note Claim, Allowed Class 6 Preferred Interest or Allowed Class 7 Common Interest must surrender the Old Note(s) or Certificate(s) representing such Allowed Class 3 Claim, Allowed Class 6 Interest or Allowed Class 7 Interest, as the case may be, to the Disbursing Agent for cancellation (except, in the case of Class 7, the Disbursing Agent may establish such other procedures as he may deem appropriate for distributions to Holders of Old Common Stock). Any Holder of an Allowed Class 3 Claim, Allowed Class 6 Interest or Allowed Class 7 Interest that fails to (i) surrender its Old Note(s) or Certificate(s) or (ii) execute and deliver an affidavit of loss and/or provide indemnity reasonably satisfactory to Reorganized ADLT and, in the case of the Old Notes, the Old Indenture Trustee before the later to occur of (y) the first anniversary of the Effective Date and (z) six (6) months following the date such Holder’s Class 3 Claim, Class 6 Interest or Class 7 Interest becomes an Allowed Claim

31

or Interest, as applicable, shall be deemed to have forfeited all of its rights, Claims and/or Interests and may not participate in any distribution under this Plan.

          Section 5.06. Delivery of Distributions. Distributions to Holders of Allowed Claims or Interests shall be made by the Disbursing Agent (A) at the last known addresses of such Holders, (B) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent, (C) in the case of Holders of Allowed Class 3 Old Note Claims, at the addresses contained in the official records of the Old Indenture Trustee or (D) at the addresses set forth in any properly completed letters of transmittal accompanying Certificates properly remitted to the Disbursing Agent. If any Holder’s distribution is returned as undeliverable, no further distributions to such Holder shall be made unless and until the Disbursing Agent is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. All distributions pursuant to this Plan shall be at the Reorganized Debtors’ expense.

          Section 5.07. Method of Cash Distributions. Any Cash payment to be made pursuant to this Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of the Reorganized Debtors.

          Section 5.08. Failure to Present Checks. Checks issued in respect of distributions under this Plan shall be null and void if not presented to the drawee bank within sixty (60) days after the date of issuance. Any amounts returned to the Reorganized Debtors in respect of such non-presented checks shall be held by the Reorganized Debtors, as appropriate. Requests for reissuance for any such check shall be made directly to the Reorganized Debtors by the Holder of the Allowed Claim with respect to which such check originally was issued. All amounts represented by any check voided under this Section 5.08 will be held until the later of one (1) year after (A) the Effective Date or (B) the date that a particular Claim is Allowed, and all requests for reissuance by the Holder of the Allowed Claim in respect of a check voided under this Section 5.08 are required to be made prior to such date. Thereafter, all such amounts shall be deemed to be Unclaimed Property, in accordance with Section 5.09 of this Plan, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Debtors or their respective Properties, or the Reorganized Debtors or their respective Properties.

          Section 5.09. Unclaimed Distributions. All Property distributed on account of Claims must be claimed within the later of (A) one (1) year after the Effective Date or (B) one (1) year after such distribution is made to such Holder or, in the case of a distribution made in the form of a check, must be presented to the drawee bank and a request for reissuance be made as provided for in Section 5.08 of this Plan. All Unclaimed Property shall be retained by and shall revest in the Reorganized Debtors and shall no longer be subject to distribution. All full or partial payments made by the Debtors or the Disbursing Agent (as the case may be) and received by the Holder of a Claim or Interest prior to the Effective Date shall be deemed to be payments under this Plan for purposes of satisfying the obligations of the Debtors pursuant to this Plan. Nothing contained in this Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim or Allowed Interest other than by reviewing the records of the Reorganized Debtors. Pursuant to section 1143 of the Bankruptcy Code, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the Holder of any Claim Disallowed in accordance

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with this Section 5.09 shall be forever barred, expunged, estopped and enjoined from assertion in any manner against the Debtors or their respective Properties, or the Reorganized Debtors or their respective Properties.

          Section 5.10. Limitation on Distribution Rights. If a claimant holds more than one Claim in any one Class, all Claims of the claimant in that Class shall be aggregated into one Claim and one distribution shall be made with respect to the aggregated Claim.

          Section 5.11. Fractional Dollars. Notwithstanding any other provision of this Plan, Cash distributions of fractions of dollars shall not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property pursuant to Section 5.09 of this Plan.

          Section 5.12. Fractional New Notes. No New Notes shall be issued or distributed in a denomination less than $1000. Whenever any distribution to a Holder of an Allowed Old Note Claim would otherwise call for distribution of a fraction of a New Note based on the minimum $1000 denomination, the actual distribution of New Notes to such Holder shall be rounded to the next higher or lower $1000 denominational increment, with five-hundred dollar ($500) fractions being rounded down. The total number of New Notes to be distributed shall be adjusted as necessary to account for the rounding provided for in this Section 5.12. No consideration shall be provided in lieu of fractional New Notes that are rounded down.

          Section 5.13. Compliance With Tax Requirements. In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Reorganized Debtors shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtors within thirty (30) days from the date of such request, the Reorganized Debtors may, at their option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received.

          Section 5.14. De Minimis Distributions. No Cash payment of less than five ($5.00) dollars shall be made to any Holder of a Claim on account of its Allowed Claim.

          Section 5.15. Documentation Necessary to Release Liens. Each Creditor which is to receive a distribution under this Plan in full satisfaction of a Secured Claim shall not receive such distribution until such Creditor executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form if appropriate) in connection with such Secured Claim and such other documents as the Debtors or the Reorganized Debtors, as the case may be, may reasonably request or otherwise turns over and releases any and all property of the Debtors that secures or purportedly secures such Claim.

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Any such Holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors or their respective assets or Properties in respect of such Claim and shall not participate in any distribution hereunder on account of such Claim. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
INDEMNIFICATION OBLIGATIONS; BENEFIT PROGRAMS

          Section 6.01. Treatment of Executory Contracts and Unexpired Leases. On the Effective Date, all executory contracts and unexpired leases that exist between the Debtors and any Person which (A) have not expired or terminated pursuant to their own terms, (B) have not previously been assumed, or assumed and assigned or rejected pursuant to an order of the Bankruptcy Court on or prior to the Confirmation Date, (C) are not the subject of pending motions to assume, or assume and assign or reject as of the Confirmation Date, or (D) are not listed on the Schedule of Rejected Contracts, shall be deemed assumed in accordance with the provisions and requirements of section 365 of the Bankruptcy Code; provided, however, that (a) that certain Lamp Materials Purchase Agreement entered into by and between APL, ADLT and GE, as of September 30, 1999, as amended by letter agreement dated October 4, 1999, (b) that certain Know How and Patent and Technical Assistance Agreement entered into by and among APL, ADLT and GE, as of September 30, 1999, and (c) that certain Consignment Agreement entered into as of January 4, 1999 between APL and GE (collectively, the “GE Contracts”) are deemed assumed under this Section 6.01, notwithstanding any other provisions of this Section 6.01, and GE waives any and all defaults, claims for such defaults and rights to assert the need for adequate assurance of future performance under 11 U.S.C. § 365(b)(1)(A), (B) and (C) with respect to such GE Contracts. The Debtors shall have the right, subject to the consent of Saratoga, at any time prior to the Confirmation Date, to amend the Schedule of Rejected Contracts upon notice to the counterparty to such contract or lease (i) to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to this Section 6.01 or (ii) to add any executory contract or unexpired lease thereto, thus providing for its rejection pursuant to this Section 6.01. The Confirmation Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code, effective as of the Effective Date, approving such assumptions, including, without limitation, the assumption of the GE Contracts. Each contract and lease assumed pursuant to this Section 6.01 shall be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Assumption of a contract or lease pursuant to this Section 6.01 shall not constitute an admission by the Debtors or the Reorganized Debtors that such contract or lease is an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors have any liability thereunder. All executory contracts and unexpired leases that are assumed shall be assumed under their present terms or upon such terms as are agreed to between the Debtors and the other party to the executory contract or unexpired lease. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include: (y) all modifications, amendments, supplements,

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restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (z) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rein related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

          Section 6.02. Cure of Defaults for Assumed Contracts and Leases. All undisputed cure and any other monetary default payments required by section 365(b)(1) of the Bankruptcy Code under which any executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied by the Reorganized Debtors (to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law), pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Reorganized Debtors: (A) by payment of such undisputed cure amount, without interest, in Cash within sixty (60) days following the Effective Date; (B) such other amount as ordered by the Bankruptcy Court; or (C) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to Section 6.03 of this Plan, payment of the amount otherwise payable hereunder shall be made without interest, in Cash (i) on or before the later of sixty (60) days following the Effective Date or thirty (30) days following entry of a Final Order liquidating and allowing any disputed amount or (ii) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease.

          Section 6.03. Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases; Cure Payments.

(a) Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases. Any party objecting to the Debtors’ proposed assumption of an executory contract or unexpired lease or the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed shall File and serve on counsel for the Debtors a written Objection to the assumption of such contract or lease within thirty (30) days after the service of the notice of entry of the Confirmation Order. Failure to File an Objection within the time period set forth above shall constitute the assumption and revestment of such contract or lease, including an acknowledgment that the proposed assumption provided adequate assurance of future performance. To the extent that any Objections to the assumption of a contract or lease are timely Filed and served and such Objections are not resolved between the Debtors and the objecting parties, the Bankruptcy Court shall resolve such disputes at a hearing to be held on a date to be determined by the Bankruptcy Court.

(b) Resolution of Cure Payments. If the counterparty to any assumed executory contract or unexpired lease believes that, as of the Confirmation Date, a cure payment is due and owing under such contract or lease, such counterparty shall File and serve on counsel for the Debtors a notification setting forth the amount of the cure payment which such party believes is due and owing, which notification shall be Filed and served no later than thirty (30) days after the service of the earlier of (A) notice of

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entry of the Confirmation Order or (B) other notice that the executory contract or unexpired lease has been assumed pursuant to any other Final Order of the Bankruptcy Court. Failure to File such a notification within the time period set forth above shall constitute an acknowledgment that no cure payment is due and owing in connection with the assumption of such contract or lease and an acknowledgment that no other defaults exist under said contract or lease. To the extent that any such notifications are timely Filed and served and are not resolved between the Debtors and the applicable counterparty, the Bankruptcy Court shall resolve such disputes at a hearing to be held on a date to be determined by the Bankruptcy Court. The resolution of such disputes shall not affect the Debtors’ assumption of the contracts or leases that are subject of such a dispute, but rather shall affect only the “cure” amount the Debtors must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtors in their discretion determine that the amount asserted to be the necessary “cure” amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtors may elect to (i) reject the contract or lease pursuant to Section 6.01 hereof or (ii) request an expedited hearing on the resolution of the “cure” dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 6.01 hereof pending the outcome of such dispute.

          Section 6.04. Claims for Rejection Damages. Objections to the amounts listed on the Schedule of Rejected Contracts for damages allegedly arising from the rejection pursuant to this Plan or the Confirmation Order of any executory contract or any unexpired lease shall be Filed with the Bankruptcy Court and served on counsel for the Debtors not later than thirty (30) days after the service of the earlier of (A) notice of entry of the Confirmation Order or (B) other notice that the executory contract or unexpired lease has been rejected pursuant to any other Final Order of the Bankruptcy Court. Any Holder of a Claim arising from the rejection of any executory contract or any unexpired lease that fails to File such Objection on or before the dates specified in this paragraph shall be forever barred, estopped and enjoined from asserting any Claims in any manner against the Debtors or their respective Properties, or the Reorganized Debtors or their respective Properties, for any amounts in excess of the amount scheduled by the Debtors on the Schedule of Rejected Contracts for such contract or lease, and the Debtors and the Reorganized Debtors shall be forever discharged from all indebtedness or liability with respect to such Claims for such excess amounts and such Holders shall be bound by the terms of this Plan.

          Section 6.05. Treatment of Rejection Claims. The Bankruptcy Court shall determine any Objections Filed in accordance with Section 6.04 hereof at a hearing to be held on a date to be determined by the Bankruptcy Court. Subject to any statutory limitation, including, without limitation, the limitations contained in sections 502(b)(6) and 502(b)(7) of the Bankruptcy Code, any Claims arising out of the rejection of executory contracts and unexpired leases shall, pursuant to section 502(g) of the Bankruptcy Code, (a) be Impaired and treated as Class 4 ADLT General Unsecured Claims in accordance with Section 3.09 of this Plan, or (b) be Impaired and treated as Class 5 Subsidiary Debtor General Unsecured Claims in accordance with Section 3.10 of this Plan, as the case may be.

          Section 6.06. Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date. On the Effective Date, all contracts, leases, and

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other agreements entered into by the Debtors on or after the Petition Date, which agreements have not terminated or expired in accordance with their terms on or before the Confirmation Date, shall revest in and remain in full force and effect as against the Reorganized Debtors and the other parties to such contracts, leases and other agreements.

          Section 6.07. Reorganized Debtors’ Indemnification Obligations. To the extent not inconsistent with this Plan, any obligations of the Debtors, pursuant to their respective articles of incorporation or codes of regulation (by-laws), applicable state law or their specific agreement, to indemnify a Person (including, without limitation, Professionals retained by or on behalf of the Debtors or their Estates) with respect to all present and future actions, suits and proceedings against the Debtors, the Reorganized Debtors or such indemnified Person, based upon any act or omission related to service with, or for or on behalf of, the Debtors or the Reorganized Debtors, shall survive Confirmation of this Plan and shall not be impaired by Confirmation of this Plan, but shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to this Plan and section 365 of the Bankruptcy Code, except to the extent any such obligation has been released, discharged or modified pursuant to this Plan or order of the Bankruptcy Court on or before the Confirmation Date. Such indemnification obligations shall survive unaffected by this Plan and shall be performed and honored by the Reorganized Debtors.

          Section 6.08. Benefit Programs. Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, all officer, director or employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Section 6.01 of this Plan, but only to the extent that rights under such programs are held by the Debtors or Persons who are employees of the Debtors as of the Confirmation Date, and the Debtors’ obligations under such programs to Persons who are employees of the Debtors on the Confirmation Date shall survive Confirmation of this Plan, except for (A) any officer, director or employee compensation and benefit program that entitled such Persons to acquire any Old Common Stock or Old Other Interests, (B) executory, contracts or plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (C) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors’ obligations, if any, to pay all “retiree benefits” as defined in section 1114(a) of the Bankruptcy Code shall continue; provided further, however, that nothing herein shall extend or otherwise modify the duration of such period or prohibit the ability of the Debtors or the Reorganized Debtors to modify the terms and conditions of the retiree benefits as otherwise permitted by such plans and applicable non-bankruptcy law. Unless otherwise provided in this Plan, any entitlement to acquire Old Common Stock or Old Other Interests held as of the Effective Date by any officer, director or employee of the Debtors, whether automatic or contained in a compensation and benefit program or other contract or agreement, shall receive the treatment provided in Section 3.13 of this Plan relating to Class 8 Old Other Interests.

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ARTICLE VII

MEANS FOR IMPLEMENTATION OF THIS PLAN

          Section 7.01. Corporate Action. The entry of the Confirmation Order shall constitute authorization for the Debtors and the Reorganized Debtors to take or cause to be taken all corporate actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court, including, without limitation, (a) the cancellation of the Old Notes, the Old Preferred Stock and the Old Common Stock; (b) the issuance of the New Notes, the New Common Stock and the New Preferred Stock; (c) the execution of the Saratoga Management Services Agreement; (d) the execution of all documents relating to the New Credit Facility, including documents granting liens and security interests in certain of the Debtors’ assets to the lenders thereunder; (e) the incumbency of directors and officers in accordance with Section 10.02 of this Plan; (f) the execution of the Senior Management Contracts; and (g) the adoption of the Management Incentive Plan. All such actions shall be deemed to have occurred and shall be in effect pursuant to applicable non-bankruptcy law and the Bankruptcy Code, without any requirement of further action by the partners, stockholders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers, partners and directors of the Debtors and the Reorganized Debtors are authorized and directed to execute and deliver the Plan Documents, and all other agreements, documents and instruments contemplated by this Plan in the name and on behalf of the Debtors and the Reorganized Debtors.

          Section 7.02. ADLT Articles of Incorporation. On the Effective Date, ADLT’s articles of incorporation shall be modified to include a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by section 1123(a)(6) of the Bankruptcy Code. Additionally, ADLT’s articles of incorporation shall be amended to the extent necessary to authorize issuance of the New Preferred Stock.

          Section 7.03. Issuance of New Notes. On the Effective Date, the Old Notes shall be canceled and exchanged for the New Notes in accordance with Section 3.08 of this Plan. This exchange of the Old Notes for the New Notes shall be in full satisfaction, settlement, release and discharge of all Allowed Class 3 Old Note Claims. The Old Notes shall be cancelled and the New Notes shall be credited to the accounts maintained on behalf of the Holders thereof at the applicable record holder.

          Section 7.04. Issuance of New Stock. On the Effective Date: (a) the Old Preferred Stock shall be, upon payment by Saratoga of $18,000,000 in Cash, exchanged for 29,000 shares of New Preferred Stock and 1,000 shares of New Common Stock; and (b) Allowed Class 7 Common Interests shall be exchanged for distributions of the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery (if Class 7 votes to accept the Plan) or a distribution of $2.5 million of the Fiberstars Interests (if Class 7 votes to reject the Plan), in accordance with Sections 3.11 and 3.12 of this Plan, respectively. This exchange of the Old Preferred Stock and the Old Common Stock shall be in full satisfaction, settlement, release and discharge of such Allowed Claims and Interests. The Old Preferred Stock and the Old Common Stock shall be cancelled and the shares of New Common Stock and the New Preferred Stock,

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and the distributions of the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery (if Class 7 votes to accept the Plan) or the distribution of $2.5 million of the Fiberstars Interests (if Class 7 votes to reject the Plan), respectively, shall be credited to the accounts maintained on behalf of the Holders thereof at the applicable record holder.

          Section 7.05. New Credit Facility. On or prior to the Effective Date, ADLT shall enter into the New Credit Facility.

          Section 7.06. Cancellation of Existing Securities. On the Effective Date, the Old Notes, the Old Preferred Stock, the Old Common Stock (including any shares of Old Common Stock that have been authorized to be issued but that have not been issued as of the Effective Date) and the Old Other Interests shall be canceled and extinguished and the Holders thereof shall have no rights and such instruments shall evidence no rights, except the right to receive the distributions, if any, to be made to Holders of such instruments under this Plan. Except with respect to the performance by the Old Indenture Trustee or its agents of the Old Indenture Trustee’s obligations under this Plan or in connection with any distribution to be made under this Plan, effective as of the Effective Date, the Old Indenture Trustee and its agents, successors and assigns shall be discharged of all of their obligations associated with the Old Indenture and related agreements and released from all Claims arising in these Chapter 11 Cases and, effective as of the Effective Date, such Old Indenture shall be deemed canceled, except that such cancellation shall not impair the rights of the Holders of the Old Notes to receive distributions under this Plan or the rights of the Old Indenture Trustee under its charging lien pursuant to the Old Indenture to the extent that the Old Indenture Trustee has not received payment on account of the Old Indenture Trustee Claim pursuant to Section 7.07 of this Plan.

          Section 7.07. Rights of Old Indenture Trustee Under Old Indenture. The Old Indenture Trustee shall be entitled to an Administrative Claim as provided for in, and subject to the restrictions of, this Section 7.07 of this Plan, and no Reorganized Debtor shall have any obligations to any indenture trustee, including the Old Indenture Trustee, agent or servicer (or to any Disbursing Agent replacing such indenture trustee, agent or servicer) under the Old Indenture for any fees, costs or expenses except as expressly set forth in this Section 7.07 of this Plan. No later than five (5) Business Days prior to the Effective Date, the Old Indenture Trustee shall provide the Debtors with a statement of the Old Indenture Trustee Claim projected through the Effective Date. Upon the timely receipt of one or more invoices in accordance with the preceding sentence, the Reorganized Debtors shall, on the Effective Date, pay in Cash (i) the reasonable fees and expenses of the Old Indenture Trustee under the Old Indenture and (ii) the reasonable legal fees and expenses of the Old Indenture Trustee incurred in connection with the Chapter 11 Cases (collectively, the “Old Indenture Trustee Claim”). Notwithstanding the foregoing, to the extent that the Reorganized Debtors dispute any portion of the Old Indenture Trustee Claim, the Reorganized Debtors shall reserve Cash on the Effective Date in such Disputed amount and such dispute shall be presented to the Bankruptcy Court for adjudication as to whether such Disputed amount is reasonable and payable under the terms of the Old Indenture. On the Effective Date, subject to the payment of the non-Disputed portion of the Old Indenture Trustee Claim, all liens of the Old Indenture Trustee in any distributions to Holders of Allowed Class 3 Claims shall be released and discharged to the extent paid herein. Once the Old Indenture Trustee has completed performance of all of its duties set forth in this Plan or in connection with any distributions to be made under this Plan, if any, the Old Indenture Trustee,

39

and its successors and assigns, shall be relieved of all obligations as Old Indenture Trustee effective as of the Effective Date.

          Section 7.08. Operations Between the Confirmation Date and the Effective Date. Except as permitted by Section 7.09, the Debtors shall continue to operate as debtors-in-possession, subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

          Section 7.09. Revesting of Assets. Except as otherwise expressly provided in this Plan, pursuant to sections 1123(a)(5), 1123(b)(3) and 1141(b) of the Bankruptcy Code, all Property comprising the Estates of each of the Debtors, including, without limitation, all Causes of Action shall automatically be retained and revest in the relevant Reorganized Debtor or its respective successor, free and clear of all Claims, Liens, contractually-imposed restrictions, charges, encumbrances and Interests of Creditors and equity security holders on the Effective Date with all such Claims, Liens, contractually-imposed restrictions, charges, encumbrances and Interests, being extinguished except as otherwise provided in this Plan or in connection with the New Credit Facility. As of the Effective Date, each Reorganized Debtor may operate its respective businesses and use, acquire and dispose of Property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services incurred after the Effective Date without any application to the Bankruptcy Court.

          Section 7.10. Registration and Non-Listing of Securities, Periodic Reporting. On the Effective Date, Reorganized ADLT will deregister as a registered issuer of equity securities under §12(g) of the Exchange Act and will not list the New Common Stock in any public market. Periodic reporting to the Commission will be governed by the Indenture for the New Notes and related regulations.

          Section 7.11. Approval of Agreements. The solicitation of votes on this Plan shall be deemed a solicitation of the Holders of Old Notes, Old Common Stock and Old Preferred Stock for the approval of all agreements and transactions contemplated by this Plan, including, without limitation, the New Indenture, the New Credit Facility, the Senior Management Contracts, the Management Incentive Plan and the Saratoga Management Services Agreement. Entry of the Confirmation Order shall constitute approval of such agreements and transactions as the Confirmation Order shall so provide.

          Section 7.12. [Intentionally left blank.]

          Section 7.13. Adoption of Senior Management Contracts. On the Effective Date, the Reorganized Company shall enter into the Senior Management Contracts and all previous employee contracts with members of Senior Management shall be deemed canceled and extinguished and the members of Senior Management party to such previous contracts shall have no rights thereunder.

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          Section 7.14. Adoption of Management Incentive Plan. On the Effective Date, the Reorganized Company shall adopt the Management Incentive Plan.

          Section 7.15. Adoption of Saratoga Management Services Agreement. On the Effective Date, the Reorganized Company shall enter into the Saratoga Management Services Agreement.

          Section 7.16. Treatment of Hellman Loan. Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, and provided that the Bankruptcy Court enters an order approving the treatment of the Hellman Loan as set forth in this Section 7.16 pursuant to a separate motion to be filed by ADLT to have such treatment approved under the settlement standards of Bankruptcy 9019, the Hellman Loan Documents shall be modified to reduce the amount of the outstanding indebtedness owed by Hellman to ADLT to an amount (the “Designated Amount”) equal to the difference between (1) the fair market value of Hellman’s personal assets and (2) the amounts owing to other secured creditors of Hellman that hold mortgages, liens and/or security interests upon or in property of Hellman, on a priority senior to the liens and security interests securing the Hellman Loan, to the extent of the fair market value of such property; as the balance of the Hellman Loan is uncollectible, it shall, on the Effective Date be settled, compromised, forgiven and released by ADLT to the extent it exceeds the Designated Amount. Except for this reduction in the amount of the indebtedness, the Hellman Loan Documents, including the liens on and security interests in Hellman’s personal assets securing Hellman’s obligations under those loan documents, shall remain in full force and effect. ADLT’s forgiveness of the portion of the Hellman Loan exceeding the Designated Amount is based solely upon ADLT’s determination that it is uncollectible; such forgiveness shall not be construed as compensation to Hellman for, among other things, services performed by Hellman on behalf of the Company or to be performed by Hellman on behalf of the Reorganized Company.

ARTICLE VIII

PRESERVATION OF CAUSES OF ACTION AND RIGHT TO DEFEND
AGAINST AND CONTEST CLAIMS AND INTERESTS

          Section 8.01. Preservation of Rights. Except to the extent that any Claim is Allowed in an amount set forth in this Plan, which Allowed Claims shall not be subject to objection by the Debtors or the Reorganized Debtors at any time or for any reason, nothing, including, without limitation, the failure of the Debtors or the Reorganized Debtors to object to a Claim or Interest for any reason during the pendency of the Chapter 11 Cases, shall affect, prejudice, diminish or impair the rights and legal and equitable defenses of the Debtors or the Reorganized Debtors with respect to any Claim or Interest, including, without limitation, all rights of the Debtors or the Reorganized Debtors (i) to contest or defend themselves against such Claims or Interests in any lawful manner or forum when and if such Claim or Interest is sought to be enforced by the Holder thereof or (ii) in respect of legal and equitable defenses to setoffs or recoupments against Claims or Interests, and the distributions provided for in Article III of this Plan shall at all times be subject to this Section 8.01 of this Plan and to section 502(d) of the Bankruptcy Code.

          Section 8.02. Rights of Action. Except as otherwise provided in this Plan, all Causes of Action, whether or not scheduled, shall automatically be retained and preserved and shall revest

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in the Reorganized Debtors. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors (as representatives of the Debtors’ Estates) shall retain and have the exclusive right to enforce and prosecute such Causes of Action against any Entity, that arose before the Effective Date, other than those expressly released or compromised as part of or pursuant to this Plan.

          Section 8.03. Setoffs. Except to the extent that any Claim is Allowed in an amount set forth in Article III of this Plan, the Debtors or the Reorganized Debtors, as the case may be, may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to this Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever which the Estates, the Debtors or the Reorganized Debtors may have against their Creditors, but except as specifically set forth in Section 3.06(b) of this Plan relating to the offset of the GE Secured Claims, neither the failure to do so nor the allowance of any such Claims, whether pursuant to this Plan or otherwise, shall constitute a waiver or release by the Debtors of any such claims the Debtors may have against such Creditors, and all such claims shall be reserved to and retained by the Reorganized Debtors.

          Section 8.04. Objection Deadline. Objections to Claims or Interests, or complaints or motions to subordinate or estimate Claims or Interests, shall be filed with the Bankruptcy Court, and served on the Holders of such Claims or Interests to which objection is made, no later than one-hundred twenty (120) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. In addition to the Debtors, the Equity Committee (before the Effective Date) and the Class 7 Representative (on and after the Effective Date) shall have standing to object to Disputed Common Interests (Class 7) and Disputed Old Other Interests (Class 8) and, solely to that extent, shall be successor to ADLT and a representative of ADLT’s Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

          Section 8.05. No Payment or Distribution Pending Allowance. All references to Claims and Interests and amounts of Claims and Interests refer to the amount of the Claim or Interest Allowed by agreement of the Debtors or Reorganized Debtors and the Holder of such Claim or Interest, by operation of law, by Final Order or by this Plan. Notwithstanding any other provision in this Plan, no payment or distribution shall be made on account of or with respect to any Claim or Interest to the extent it is a Disputed Claim or Disputed Interest unless and until the Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowed Interest, as applicable.

          Section 8.06. Bar Date for Administrative Claims. Administrative Claims arising, accruing and/or incurred by the Debtors on and after the Petition Date (other than Professional Claims of Professionals retained in the Chapter 11 Cases) shall be filed with the Bankruptcy Court no later than forty five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Any such Administrative Claims filed after this bar date shall be automatically deemed Disallowed in full.

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ARTICLE IX

CONDITIONS TO CONSUMMATION OF THIS PLAN

          Section 9.01. Confirmation Order. The Confirmation Order shall not be entered unless and until the form and substance thereof, as well as any amendments to this Plan, are reasonably acceptable to the Debtors, Saratoga and the Committees. The Confirmation Order shall, inter alia;

(A) authorize the issuance of the New Notes, New Preferred Stock and New Common Stock,

(B) authorize the adoption of the Saratoga Management Services Agreement,

(C) authorize the adoption of the Management Incentive Plan,

(D) authorize the adoption of the Senior Management Contracts,

(E) authorize the distribution of the Fiberstars Interests, the Hexagram Interests and the Contingent Equity Recovery (if Class 7 votes to accept the Plan), or $2.5 million of the Fiberstars Interests (if Class 7 votes to reject the Plan), and

(F) provide that the provisions of the Confirmation Order are non-severable and mutually dependent.

          The Confirmation Order shall contain a finding of fact that the Debtors, the Reorganized Debtors, the Committees, Saratoga, GE and each of their Professionals acted in good faith within the meaning of and with respect to the actions described in section 1125(e) of the Bankruptcy Code and are therefore not liable for the violation of any applicable law, rule or regulation governing such actions.

          Section 9.02. Conditions to Consummation. This Plan shall not be consummated and the Effective Date shall not occur unless and until the following conditions have occurred or have been duly waived (if waivable) pursuant to Section 9.04 below:

(a) the Confirmation Order shall have been entered and shall have become a Final Order and such order shall not have been vacated, reversed, stayed, modified, amended, enjoined or restrained by order of a court of competent jurisdiction;

(b) all Plan Documents required to be executed or delivered under this Plan on or prior to the Effective Date shall be in a form that is reasonably acceptable to the Debtors, Saratoga and the Committees;

(c) all Plan Documents required to be executed or delivered under this Plan on or prior to the Effective Date shall have been executed and delivered by the parties thereto;

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(d) the Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) authorizing and directing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to enter into, implement, and consummate this Plan Documents, contracts, instruments, releases, indentures and other agreements or documents created, amended, supplemented, modified or adopted in connection with this Plan;

(e) [intentionally left blank]

(f) all authorizations, consents and regulatory approvals required, if any, in connection with this Plan’s effectiveness shall have been obtained;

(g) the New Credit Facility shall have become effective;

(h) the New Indenture and all related documents shall have been entered into by the parties thereto;

(i) [intentionally left blank];

(j) [intentionally left blank];

(k) the Saratoga Management Services Agreement shall have been entered into by the parties thereto;

(l) the Senior Management Contracts shall have been entered into by the parties thereto;

(m) the Management Incentive Plan shall have been adopted by ADLT;

(n) [intentionally left blank];

(o) no order of a court shall have been entered and shall remain in effect restraining the Debtors or Saratoga from consummating this Plan; and

(p) the New Indenture for the New Notes shall have been qualified by the Commission under the Trust Indenture Act of 1939, as amended.

          Section 9.03. Termination of Plan. The Effective Date must occur by the Termination Date. If the Effective Date has not occurred by the Termination Date, and the Termination Date has not been extended by the Debtors, Saratoga and the Committees, then this Plan shall be null and void and of no further effect.

          Section 9.04. Waiver of Conditions to Confirmation and Consummation. Any one or more of the conditions to consummation in Section 9.02 may be waived at any time by a writing signed by authorized representatives of each of the Debtors, Saratoga and the Committees without notice or order of the Bankruptcy Court or any further action other than proceeding to consummation of this Plan. The Debtors shall provide prior written notice of the Effective Date to the Committees and Saratoga.

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ARTICLE X

OPERATION AND MANAGEMENT OF THE REORGANIZED DEBTORS

          Section 10.01. Post-Effective Date Operation of Business. From and after the Effective Date, the Reorganized Debtors will continue to exist and engage in business, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective articles of incorporation and codes of regulations (by-laws) in effect prior to the Effective Date, except to the extent such articles of incorporation and codes of regulations (by-laws) are amended or superseded pursuant to this Plan; provided, however, that as soon as practicable after the Effective Date, the Reorganized Debtors shall cause Microsun, LRI and ADLT Services to be dissolved or merged into one of the other Debtors. Without in any way limiting the foregoing, from and after the Effective Date, the Reorganized Debtors will operate their businesses substantially as described in the Disclosure Statement in all material respects.

          Section 10.02. Post-Confirmation Officers and Directors. From and after the Effective Date, the officers of the Reorganized Debtors (a) shall be those Persons serving in those positions as set forth in the Disclosure Statement and (b) will be reimbursed for all reasonable costs and expenses, and will receive compensation, with all such payments to be made by the respective Reorganized Debtors. From and after the Effective Date, the Board of Directors of Reorganized ADLT will consist of the following:  Wayne Hellman, Sabu Krishnan, Christian Oberbeck, Damon Ball and Richard Petrocelli.  Saratoga is considering the possibility of adding two additional directors, however, at present, Saratoga has not formally asked anyone to serve in these two positions on the Board of Directors of Reorganized ADLT.  The Board of Directors for each of the Subsidiary Debtors shall consist of one (1) or more members to be appointed by Reorganized ADLT’s Board of Directors.

ARTICLE XI

EFFECTS OF CONFIRMATION

          Section 11.01. Discharge. To the fullest extent permitted by applicable law (including, without limitation, section 105 of the Bankruptcy Code), and except as otherwise provided in this Plan or in the Confirmation Order: (A) all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims of any nature whatsoever against the Debtors or any of their respective assets or Properties and, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, debts (as such term is defined in section 101(12) of the Bankruptcy Code), Liens, security interests, and encumbrances of and against all Property of the respective Estates, the Debtors and their Affiliates, that arose before Confirmation, including, without limitation, all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) such Claim has been Allowed pursuant to section 502 of the Bankruptcy Code, or (b) the Holder of such Claim has voted to accept this Plan and (ii) terminate all Interests of the

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Holders of Old Preferred Stock, Old Common Stock and Old Other Interests; and (B) as of the Confirmation Date, all entities, including, without limitation, all Holders of Claims or Interests, shall be barred and enjoined from asserting against the Debtors or the Reorganized Debtors, their successors or their property any other or further Claims, debts, rights, Causes of Action, liabilities or Interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests of the Holders of Old Preferred Stock, Old Common Stock and Old Other Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge and termination shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

          Section 11.02. Injunction.

(a) Discharged Claims and Terminated Interests. Except as otherwise expressly provided for in this Plan or the Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including sections 524 and 1141 thereof, the entry of the Confirmation Order shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is Impaired or terminated pursuant to the terms of this Plan from taking any of the following actions against the Debtors, the Reorganized Debtors or their respective Properties on account of any such discharged Claims, debts or liabilities or such terminated Interests or rights: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or enforcing in any manner directly or indirectly, any Lien or encumbrance of any kind; (d) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (e) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of this Plan.

(b) Released Claims. As of the Effective Date, the Confirmation Order shall constitute an injunction permanently enjoining any Person that has held, currently holds or may hold a Claim, demand, debt, right, Cause of Action or liability that is released pursuant to Section 11.04 of this Plan from enforcing or attempting to enforce any such Claim, demand, debt, right, Cause of Action or liability against any (i) Debtor, (ii) Reorganized Debtor, (iii) agent or Professional of the Debtors, (iv) director, officer or employee of any Debtor who continues in such position subsequent to the Effective Date or (v) former director, officer or employee of any Debtor, or any of their respective property, based on, arising from or relating to, in whole or in part, any act, omission, or other occurrence taking place on or prior to the Effective Date with respect to or in any way relating to the Chapter 11 Cases, all of which claims, demands, debts, rights, Causes of Action or liabilities shall be deemed released on the Effective Date; provided,

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however, that with respect to the former directors, officers and employees of the Debtors, this injunction shall apply only to the enforcement of Claims, demands, debts, rights, Causes of Action or liabilities with respect to which such former directors, officers and employees would be entitled to indemnification from the Debtors or the Reorganized Debtors under contract or law; and, provided further, however, that this injunction shall not apply to (a) any claims Creditors may assert under this Plan to enforce their rights thereunder to the extent permitted by the Bankruptcy Code or (b) any claims Creditors or other third parties may have against each other, which claims are not related to the Debtors and the Reorganized Debtors, it being understood, however, that any defenses, offsets or counterclaims of any kind or nature whatsoever which the Debtors may have or assert in respect of any of the claims of the type described in (a) or (b) of this proviso are fully preserved.

          Section 11.03. Exculpation. None of the Debtors, the Reorganized Debtors, the Committees, their respective Professionals, Saratoga or the Exculpated Persons shall have or incur any liability to any Person, including, without limitation, any Holder of a Claim or Interest or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates or any of their successors or assigns, for any act taken or omission made in good faith in connection with, relating to, or arising out of, the Chapter 11 Cases, Filing, negotiating, prosecuting, administrating, formulating, implementing, confirming or consummating this Plan or the Property to be distributed under this Plan, including all pre-petition and post-petition activities leading to the promulgation and confirmation of this Plan, the Disclosure Statement (including any information provided or statement made in the Disclosure Statement or omitted therefrom), or any contract, instrument, release or other agreement or document created in connection with or related to this Plan or the administration of the Debtors or these Chapter 11 Cases.

          Section 11.04. Releases.

(a) Releases by Debtors. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in this Plan or the Confirmation Order, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Reorganized Debtors, in their individual capacities and as debtors-in-possession, shall be deemed to have forever released, waived and discharged (i) the agents and Professionals of the Debtors, (ii) the directors, officers and employees of the Debtors who continue in such positions subsequent to the Effective Date, (iii) the former directors, officers and employees of the Debtors, (iv) the respective members of the Committees and their respective Professionals, (v) GE and (vi) Saratoga, from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights of the Debtors or the Reorganized Debtors to enforce this Plan, the Plan Documents, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the

47

Debtors, the Reorganized Debtors, the Chapter 11 Cases or this Plan; provided, however, that no person identified in subclauses (i)-(vi) above shall be released or discharged from any Claims, obligations, suits, judgments, debts or Causes of Action arising out of or in connection with indebtedness for money borrowed by any such person from the Debtors, or for goods, services or other consideration provided to such person by the Debtors pursuant to contract or otherwise, unless otherwise expressly provided for elsewhere in this Plan; and provided, further, however that the persons identified in subclause (iii) above shall be released under this Section 11.04(a) only for claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities with respect to which such persons would be entitled to indemnification from the Debtors or the Reorganized Debtors under contract or law.

(b) Releases by Holders of Claims and Interests. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in this Plan or the Confirmation Order, to the fullest extent permitted under applicable law, in consideration for the obligations of the Persons set forth below under this Plan and, if applicable, the Cash, securities, contracts, releases and other agreements or documents to be delivered in connection with this Plan, each Holder (as well as any trustee or agent on behalf of each such Holder) of a Claim or an Interest and any Affiliate of any such Holder shall be deemed to have forever waived, released and discharged (i) the Debtors, (ii) the Reorganized Debtors, (iii) the agents and Professionals of the Debtors, (iv) the directors, officers and employees of the Debtors who continue in such positions subsequent to the Effective Date, (v) the former directors, officers and employees of the Debtors, (vi) Saratoga, and (vii) the respective members of the Committees and their respective Professionals from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date relating to the Debtors, the Reorganized Debtors or any Affiliate of the Debtors, the Chapter 11 Cases or this Plan, and/or which may have directly or indirectly impacted or harmed in any way the value of any Claim against or Interest in the Debtors or their Affiliates; provided, however, that the persons identified in subclause (v) above shall be released under this Section 11.04(b) only for claims, obligations, suits, judgments, damages, rights Causes of Action and liabilities with respect to which such persons would be entitled to indemnification from the Debtors or the Reorganized Debtors under contract or law; provided further, that such waiver, release and discharge shall be effective as to the above-named released parties (other than the Debtors and the Reorganized Debtors) only if such Holder affirmatively marked or checked off the applicable box on the Ballot cast by such Holder indicating such Holder’s agreement to grant such waiver, release and discharge; if such Holder did not cast a Ballot or did not mark or check off the applicable box on its Ballot, such Holder shall not be deemed to have granted such waiver, release and discharge as to such non-Debtor parties.

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          Section 11.05. Indemnification. To the extent not inconsistent with this Plan or the Confirmation Order and to the fullest extent permitted by applicable law, including, without limitation, the extent provided in the Debtors’ constituent documents, contracts (including, without limitation, any indemnification agreement), statutory law or common law, the Reorganized Debtors will indemnify, defend, hold harmless and reimburse the Exculpated Persons from and against any and all losses, claims, Causes of Action, damages, fees, expenses, liabilities and actions (A) for any act taken or omission made in good faith in connection with or in any way related to negotiating, formulating, filing, implementing, confirming or consummating this Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with this Plan or the administration of the Chapter 11 Cases or (B) for any act or omission in connection with or arising out of the administration of this Plan or the Property to be distributed under this Plan or the operations or activities of the Debtors or the Reorganized Debtors, and any Claims of any such Exculpated Person against the Debtors or the Reorganized Debtors on account of such indemnification obligations shall be unaltered and Unimpaired within the meaning of section 1124(1) of the Bankruptcy Code, except that neither the Debtors nor the Reorganized Debtors shall have any obligation to indemnify any Exculpated Person for any acts or omissions that constitute gross negligence or willful misconduct as such is finally determined by the Bankruptcy Court. Such indemnification obligations shall survive unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

          Section 11.06. Other Documents and Actions. The Debtors and the Reorganized Debtors are authorized to execute such documents and take such other action as are necessary to effectuate the transactions provided for in this Plan provided that such documents are reasonably acceptable to Saratoga and the Committees.

          Section 11.07. Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          Section 11.08. Preservation of Insurance. Except as necessary to be consistent with this Plan, this Plan and the discharge provided herein shall not diminish or impair (A) the enforceability of insurance policies that may cover Claims against the Debtors or any other Person or Entity or (B) the continuation of workers’ compensation programs in effect, including self-insurance programs.

          Section 11.09. Guaranties. Notwithstanding the existence of guaranties by the Debtors of obligations of any Entity or Entities, and the Debtors’ joint obligations with another Entity or Entities with respect to the same obligations, all Claims against the Debtors based upon any such guaranties shall be satisfied, discharged and released in the manner provided in this Plan and the Holders of Claims shall be entitled to only one distribution with respect to any given obligation of the Debtors.

          Section 11.10. Waiver of Subordination Rights. Any distributions under this Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other Creditor, and shall not be subject to levy, garnishment, attachment or other legal process by any

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Holder by reason of claimed contractual subordination rights and the Confirmation Order shall constitute an injunction enjoining any Person from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to Property distributed under this Plan, in each case other than as provided in this Plan.

          Section 11.11. No Successor Liability. Except as otherwise expressly provided in this Plan, the Reorganized Debtors do not, pursuant to this Plan or otherwise, assume, agree to perform, pay, or indemnify Creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets or Property of the Debtors, whether arising prior to, on, or after the Confirmation Date. The Reorganized Debtors are not, and shall not be, successors to the Debtors by reason of any theory of law or equity, and shall not have any successor or transferee liability of any kind or character, except that the Reorganized Debtors shall assume the obligations specified in this Plan and the Confirmation Order.

ARTICLE XII

RETENTION OF JURISDICTION

          Section 12.01. Exclusive Jurisdiction of Bankruptcy Court. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain after the Effective Date exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Cases to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(a) classify or establish the priority, secured or unsecured status of any Claim or Interest (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated) or resolve any dispute as to the treatment necessary to Reinstate a Claim pursuant to this Plan;

(b) grant or deny any applications for allowance of compensation or reimbursement of expenses pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code or otherwise provided for in this Plan, for periods ending on or before the Effective Date;

(c) determine and resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

(d) ensure that all payments due under this Plan and performance of the provisions of this Plan are accomplished as provided herein and resolve any issues relating to distributions to Holders of Allowed Claims or Allowed Interests pursuant to the provisions of this Plan;

(e) construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of this Plan

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and all Plan Documents, contracts, instruments, releases, indentures and other agreements or documents created in connection with this Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of this Plan and protection of the Reorganized Debtors in accordance with sections 524 and 1141 of the Bankruptcy Code following consummation;

(f) determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of this Plan (and all Exhibits to this Plan) or the Confirmation Order, including the indemnification and injunction provisions set forth in and contemplated by this Plan or the Confirmation Order, or any Entity’s rights arising under or obligations incurred in connection therewith;

(g) hear any application of the Debtors or the Reorganized Debtors, as the case may be, and/or Saratoga to modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code and Section 13.04 hereof or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code and this Plan;

(h) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

(i) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(j) determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document (including, without limitation, the trust agreement contemplated by Section 3.12 of this Plan) created in connection with this Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in this Plan;

(k) determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(l) hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code;

(m) continue to enforce the automatic stay through the Effective Date;

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(n) hear and determine (i) disputes arising in connection with the interpretation, implementation or enforcement of this Plan or (ii) issues presented or arising under this Plan, including disputes among Holders and arising under this Plan Documents, including, without limitation, disputes relating to the Fiberstars Interests, the Hexagram Interests or the Contingent Equity Recovery or other matters relating to distributions to Holders of Old Common Stock, or other agreements, documents or instruments executed in connection with this Plan;

(o) enter a final decree closing the Chapter 11 Cases or converting them into chapter 7 cases; and

(p) determine and resolve any and all controversies relating to the rights and obligations of the Old Indenture Trustee, the Voting Agent and the Disbursing Agent in connection with the Chapter 11 Cases, including, without limitation, any dispute arising in connection with the payment of the reasonable fees and expenses of the Old Indenture Trustee, the Voting Agent and the Disbursing Agent in connection with their duties in the Chapter 11 Cases.

          Section 12.02. Non-Exclusive Jurisdiction of Bankruptcy Court. Following the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction of the Chapter 11 Cases to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(a) allow, disallow, determine, liquidate or estimate any Claim or Interest, including the compromise, settlement and resolution of any request for payment of any Claim, the resolution of any Objections to the allowance of Claims or Interests and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Interest (to the extent permitted under applicable law);

(b) recover all assets of the Debtors and Property of their respective Estates, wherever located;

(c) hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters with respect to the Debtors or the Debtors’ respective Estates arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Cases, including, without limitation, matters concerning federal, state and local taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(d) hear and determine any motions, applications, adversary proceedings, contested matters and other litigated matters pending on, Filed or commenced after the Effective Date that may be commenced by the Debtors thereafter, including proceedings with respect to the rights of the Debtors to recover Property under sections 542, 543 or 553 of the Bankruptcy Code, or to bring any Avoidance Action, or to otherwise collect to recover on account of any claim or Cause of Action that the Debtors may have; and

(e) hear any other matter not inconsistent with the Bankruptcy Code.

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          Section 12.03. Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Debtors, including with respect to the matters set forth above in Section 12.01 and Section 12.02 hereof, this Article XII shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

          Section 13.01. Binding Effect of Plan. The provisions of this Plan shall be binding upon and inure to the benefit of the Debtors, Saratoga, the Estates, the Reorganized Debtors, any Holder of any Claim or Interest treated herein or any Person named or referred to in this Plan, the Old Indenture Trustee and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by this Plan.

          Section 13.02. Withdrawal of this Plan. The Debtors and Saratoga, acting jointly, reserve the right, with the consent of the Committees (such consent shall not be unreasonably withheld) at any time prior to Confirmation of this Plan, to revoke or withdraw this Plan. If this Plan is revoked or withdrawn or if the Confirmation Date does not occur, this Plan shall be null and void and have no force and effect. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtors or Saratoga or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors, Saratoga or any Person in any further proceedings involving the Debtors.

          Section 13.03. Final Order. Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors and Saratoga, acting jointly, with the consent of the Committees (such consent shall not be unreasonably withheld) or, after the Effective Date, the Reorganized Debtors upon written notice to the Bankruptcy Court.

          Section 13.04. Modification of this Plan. The Debtors and Saratoga, acting jointly, with the consent of the Committees (such consent shall not be unreasonably withheld) may alter, amend or modify this Plan, including all exhibits to this Plan, in accordance with section 1127 of the Bankruptcy Code or as otherwise permitted at any time prior to the Confirmation Date. After the Confirmation Date and prior to the substantial consummation of this Plan, and in accordance with the provisions of section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Debtors and Saratoga and any party in interest may, so long as the treatment of Holders of Claims or Interests under this Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of this Plan; provided, however, prior notice of such proceedings shall be served in accordance with Bankruptcy Rules 2002 and 9014.

53

          Section 13.05. Business Days. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day in any particular location where performance was to occur, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, without interest, but shall be deemed to have been completed as of the required date.

          Section 13.06. Severability. Should the Bankruptcy Court determine, on or prior to the Confirmation Date, that any provision of this Plan is either illegal on its face or illegal as applied to any Claim or Interest, such provision shall be unenforceable as to all Holders of Claims or Interests or to the specific Holder of such Claim or Interest, as the case may be, as to which such provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan. The Debtors and Saratoga, acting jointly, with the consent of the Committees (such consent shall not be unreasonably withheld), reserve the right not to proceed with Confirmation or consummation of this Plan if any such ruling occurs.

          Section 13.07. Governing Law. EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE OR BANKRUPTCY RULES OR OTHER FEDERAL LAWS ARE APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT, RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION WITH THIS PLAN, THE CONSTRUCTION, IMPLEMENTATION AND ENFORCEMENT OF THIS PLAN AND ALL RIGHTS AND OBLIGATION ARISING UNDER THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO CONFLICTS-OF-LAW PRINCIPLES WHICH WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF OHIO OR THE UNITED STATES OF AMERICA.

          Section 13.08. Dissolution of Committees. On the Effective Date, the Committees shall be automatically dissolved and all members, Professionals and agents of the Committees shall be deemed released of their duties, responsibilities and obligations, and shall be without further duties, responsibilities and authority in connection with the Debtors, the Chapter 11 Cases, this Plan or its implementation; provided, however, that on and after the Effective Date the Class 7 Representative shall represent the interests of Holders of Old Common Stock Interests under and in connection with the Plan.

          Section 13.09. Payment of Statutory Fees. All U.S. Trustee’s Fee Claims, as determined, if necessary, by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

          Section 13.10. Notices. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (A) certified mail, return receipt requested, postage prepaid, (B) hand delivery, (C) reputable overnight delivery service, freight prepaid or (D) facsimile, to be addressed as follows:

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          If to Debtors/Reorganized Debtors:

Advanced Lighting Technologies, Inc. 32000 Aurora Road Solon, Ohio 44139 Attn.: Wayne R. Hellman, Chief Executive Officer facsimile: (440) 519-0503

          With a copy to:

Jenner & Block LLP One IBM Plaza Chicago, Illinois 60611 Attn.: Jeff J. Marwil Jerry L. Switzer, Jr. Peter J. Young facsimile: (312) 527-0484

          If to Creditors Committee:

GSC Partners 500 Campus Drive, #220 Florham Park, New Jersey 07932 Attn.: Thomas Libassi facsimile: (973) 437-1037

          With copies to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Attn.: Michael J. Sage Kristopher M. Hansen A. Victor Glaser facsimile: (212) 806-6006

and

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Kaye Scholer LLC Three First National Plaza 70 West Madison Street Suite 4100 Chicago, Illinois 60602 Attn: Michael B. Solow Joel L. Miller Facsimile: (312) 583-2360

          If to Equity Committee or Class 7 Representative:

Robert F. Spangler 4708 Hunt Creek Harrisburg, Pennsylvania 17112 facsimile: (717) 652-1948

          With a copy to:

Shaw, Gussis, Fishman, Glantz, Wolfson & Towbin, LLC 1144 West Fulton Street, Suite 200 Chicago, Illinois 60607 Attn.: Robert M. Fishman Brian M. Graham Mark L. Radtke facsimile: (312) 980-3888

          If to Old Indenture Trustee:

The Bank of New York 101 Barclay Street, 8 West New York, New York 10286 Attn.: Gerard Facendola facsimile: (212) 815-5131

          If to GE:

General Electric Company c/o GE Consumer Products Appliance Park AP 2-225 Louisville, Kentucky 40225 Attn.: Raymond M. Burse, General Counsel facsimile: (502) 452-0347

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          With a copy to:

Wyatt, Tarrant & Combs, LLP 250 W. Main Street, Suite 1600 Lexington, Kentucky 40502 Attn: Mary L. Fullington facsimile: (859) 259-0649

          If to Saratoga:

Saratoga Lighting Holdings LLC 4th Floor 535 Madison Avenue New York, NY 10022 Attn.: Christian Oberbeck facsimile: (212) 906-7800

          With a copy to:

Davis Polk & Wardwell 450 Lexington Avenue New York, N.Y. 10017 Attn: Stephen H. Case facsimile: (212) 450-4800

and

Vedder Price Kaufman & Kammholz, P.C. 222 North LaSalle Street Suite 2600 Chicago, Illinois 60601 Attn: Michael M. Eidelman facsimile: (312) 609-5005

          If to the United States Trustee:

Ira Bodenstein, U.S. Trustee (Region 11) 227 West Monroe Street, Suite 3350 Chicago, Illinois 60606 Attn: Roman Sukley facsimile: (312) 886-5794

          Section 13.11. Filing of Additional Documents. On or before substantial consummation of this Plan, the Debtors, with the consent of Saratoga, shall issue, execute, deliver, and File with the Bankruptcy Court or record any agreements and other documents, and take any action as may

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be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of this Plan.

          Section 13.12. Section 1125 of the Bankruptcy Code. (a) The Debtors, Saratoga, the Committees and GE have, and upon Confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and (b) the Debtors, Saratoga, the Committees, GE, Fiberstars (solely with respect to the Fiberstars Interests), Hexagram (solely with respect to the Hexagram Interests) and their respective Affiliates, officers, directors, employees, consultants, agents, advisors, members, attorneys, accountants, financial advisors, other representatives and Professionals have participated in good faith and in compliance with the applicable provisions of the Securities Act and the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under this Plan, and are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of the securities offered and sold under this Plan.

          Section 13.13. Section 1146 Exemption. To the fullest extent permitted under section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under this Plan, if any, or the execution, delivery or recording of an instrument of transfer under this Plan, or the revesting, transfer or sale of any real or other Property of or to the Debtors or the Reorganized Debtors, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, mortgage recording tax, intangible tax or similar tax.

          Section 13.14. Section 1145 Exemption. To the fullest extent permitted under section 1145 of the Bankruptcy Code, the issuance of the New Notes, the New Preferred Stock and the New Common Stock, and the distribution of the Fiberstars Interests and the Hexagram Interests, shall be exempt from the registration requirements of section 5 of the Securities Act and any and all federal, state and local laws requiring the registration or licensing of an issuer, underwriter, broker or dealer in such securities. The Debtors believe that the distributions of the Fiberstars Interests and the Hexagram Interests are exempt from registration under section 1145(a)(1) of the Bankruptcy Code. To the extent that section 1145(a)(1) is not applicable to such distributions, then such distribution shall be made in accordance with applicable law, including the federal securities laws.

          Section 13.15. Time. Unless otherwise specified herein, in computing any period of time prescribed or allowed by this Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day in any location where performance is to occur, in which event the period runs until the end of next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

58

          Section 13.16. No Attorneys’ Fees. No attorneys’ fees will be paid by the Debtors with respect to any Claim or Interest except as expressly specified herein or Allowed by a Final Order of the Bankruptcy Court.

          Section 13.17. No Injunctive Relief. No Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable or other prospective relief.

          Section 13.18. Non-Voting Equity Securities. The Debtors shall comply with the provisions of section 1123(a)(6) of the Bankruptcy Code.

          Section 13.19. Continued Confidentiality Obligations. Pursuant to the terms thereof, members of, and advisors and Professionals to, any Committee, any other Holder of a Claim or Interest and their respective predecessors, successors and assigns, shall continue to be obligated and bound by the terms of any confidentiality agreement executed by them in connection with these Chapter 11 Cases or the Debtors, to the extent that such agreement, by its terms, may continue in effect after the Confirmation Date.

          Section 13.20. No Admissions or Waivers. Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission or waiver by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of any classification of any Claim or Interest.

          Section 13.21. Entire Agreement. This Plan and Exhibits set forth the entire agreement and undertakings relating to the subject matter hereof and they supersede all prior discussions and documents. The Debtors shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein.

          Section 13.22. Waiver. The Debtors and Saratoga, acting jointly, with the consent of the Committees (such consent shall not be unreasonably withheld), or the Reorganized Debtors, as applicable, reserve the right to waive any of their rights under this Plan, and any conditions precedent provided for under this Plan.

          Section 13.23. Bar Date for Professionals. Applications for compensation for services rendered and reimbursement of expenses incurred by Professionals (a) from the later of the Petition Date or the date on which retention was approved through the Effective Date or (b) at any time during the Chapter 11 Cases when such compensation is sought pursuant to sections 503(b)(3) through (b)(5) of the Bankruptcy Code, shall be Filed no later than forty-five (45) days after the Effective Date or such later date as the Bankruptcy Court approves, and shall be served on (i) the Debtors, (ii) counsel to the Debtors, (iii) counsel to the Creditors Committee, (iv) counsel for the Equity Committee and (v) the United States Trustee, at the addresses set forth in Section 13.10 of this Plan. Applications that are not timely Filed shall not be considered by the Court. The Reorganized Debtors may pay any Professional fees and expenses incurred after the Effective Date without any application to the Bankruptcy Court.

59

CONFIRMATION REQUEST

          The Debtors hereby request confirmation of this Plan pursuant to section 1129(a) or section 1129(b) of the Bankruptcy Code.

Dated:	The Date Set Forth. On the Cover Page

Jeff J. Marwil (06194504)
Jerry L. Switzer, Jr. (06210229)
Peter J. Young (06278765)
Jenner & Block LLP
One IBM Plaza
Chicago, Illinois 60611
(312) 222-9350
(312) 527-0484 (Fax)

Counsel for Debtors and Debtors-in-Possession

60

EXHIBIT A
To Fourth Amended Chapter 11 Plan of Reorganization

New Indenture

ADVANCED LIGHTING TECHNOLOGIES, INC., Issuer

and

     THE BANK OF NEW YORK, Trustee

Indenture

Dated as of ___________

11 % Senior Notes due 2009

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections

§ 310(a)(1)	7.10
(a)(2)	7.10
(b)	7.03; 7.08
§ 311(a)	7.03
(b)	7.03
§ 312(a)	2.03
(b)	10.02
(c)	10.02
§ 313(a)	7.06
(b)(2)	7.07
(c)	7.05; 7.06; 10.02
(d)	7.06
§ 314(a)	7.05; 10.02
(a)(4)	4.17; 10.02
(c)(1)	10.03
(c)(2)	10.03
(e)	4.16; 10.04
§ 315(a)	7.02
(b)	7.05; 10.02
(c)	7.02
(d)	7.02
(e)	6.11
§ 316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(b)	6.07
(c)	9.03
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	10.01
(c)	10.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

i

v

     INDENTURE, dated as of ___________________, 2003, between ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the “Company”), and The Bank of New York, a New York banking corporation, trustee (the “Trustee”).

RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $[114,400,000 plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date], as defined herein, in aggregate principal amount of the Company’s 11% Senior Notes due 2009 (the “Notes”) issuable as provided in this Indenture. All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid and legally binding obligations of the Company as hereinafter provided.

     The Notes will be issued in connection with the Joint Chapter 11 Plan of Reorganization (the “Plan”) of the Company and certain of its United States subsidiaries approved by the United States Bankruptcy Court for the Northern District of Illinois, Eastern District on ___________, 2003. Each Note initially issued will constitute the consideration exchanged for a Class 3 Claim, and the aggregate principal amount of Notes will equal $[114,400,000 plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date] in respect of the Allowed Class3 Claims under the Plan.

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating , the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses (on an after-tax basis).

     “Adjusted Consolidated Net Tangible Assets” means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.18.

     “Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     “Agent” means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

     “Asset Acquisition” means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person’s primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

     “Asset Disposition” means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

     “Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.04, (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of Section 4.11 or (d) any sale, transfer or other disposition of any equity security in Fiberstars, Inc. or Hexagram, Inc. held on the Effective Date or issued in respect of any such security held on the Effective Date.

     “Authenticating Agent” means any person engaged to authenticate the Notes in the stead of the Trustee pursuant to Section 2.02.

     “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     “Board of Directors” means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

     “Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     “Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease. "Commission” means the Securities and Exchange Commission Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     “Change of Control” means such time as (i) (a) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and (b) such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than may then be voted by the Existing Stockholders on such date; or (ii) individuals who on the Effective Date (or within 120 days thereafter as contemplated by the Plan) constitute the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     “Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     “Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the Effective

Date or issued thereafter, including, without limitation, all series and classes of such common stock.

     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

     “Company Order” means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President, Executive Vice President, Senior Vice President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

     “Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or Asset Sales or Asset Dispositions), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

     “Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the

Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     “Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, Fl. 8W, New York, New York 10286, Attn.: Corporate Trust Administration.

     “Credit Facility” means the Credit Facility dated as of the Effective Date, among the Company and the lenders party thereto and any other lenders or borrowers from time to time party thereto, collateral documents, instruments and agreements executed in connection therewith and any amendments, supplements, substitutions, modifications, extensions, renewals, restatements, replacement, refinancings or refundings thereof.

     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     “Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default.

     “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.11 and Section 4.12.

     “DSI” means Deposition Sciences, Inc., an Ohio corporation, its successors and assigns.

     “DSI Facility” means the real property and fixtures, located in Santa Rosa, California, used by Deposition Sciences, Inc. as its principal operating and headquarters facility on the Effective Date.

     “Effective Date” means the date on which the Plan becomes effective and the Notes are originally issued under this Indenture.

     “Eligible Accounts Receivable” means at the time of reference thereto accounts receivable as set forth on the most recent consolidated balance sheet filed pursuant to Section 4.18, less accounts receivable of Unrestricted Subsidiaries as of the date of such balance sheet.

     “Eligible Inventory” means at the time of reference thereto inventory as set forth on the most recent consolidated balance sheet filed pursuant to Section 4.18, less inventory of Unrestricted Subsidiaries as of the date of such balance sheet.

     “Event of Default” has the meaning provided in Section 6.01.

     “Excess Proceeds” has the meaning provided in Section 4.11.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Executive Managers” at any time means the five individuals who were the most highly compensated officers or employees of the Company and its Subsidiaries, taken as a whole, for the most recently ended fiscal year of the Company, and each of whom were officers or employees of the Company or one or more Subsidiaries for at least seven consecutive months during such fiscal year.

     “Existing Stockholders” means (i) Saratoga Lighting Holdings LLC or any of of its Affiliates and (ii) any “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes Saratoga Lighting Holdings LLC or any of its Affiliates, if Saratoga Lighting Holdings LLC or such Affiliates “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) Voting Stock representing a majority of the voting power of the Voting Stock owned by such group.

     “Fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

     “Foreign Subsidiaries” means Advanced Lighting Technologies Australia, Inc. and each Subsidiary of the Company incorporated or organized, as the case may be, outside of the United States of America.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Effective Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards

Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted to be amortized by Accounting Principles Board Opinion Nos. 16 and 17, as subsequently modified or amended, or the write-off of such amounts.

     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

     “Guaranteed Indebtedness” has the meaning provided in Section 4.07.

     “Holder” means the registered holder of any Note.

     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     “Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     “Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     “Interest Coverage Ratio” means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission pursuant to Section 4.18 (the “Four Quarter Period” ) to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period” ) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available, as determined by the Company.

     “Interest Payment Date” means each semiannual interest payment date on March 31 and September 30 of each year, commencing on the first such date to occur after the Effective Date, for so long as any Note remains Outstanding.

     “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (i) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     “Investment Grade Securities” means debt securities or debt instruments with (A) a final maturity no later than one year after date of acquisition thereof and (B) a rating of BBB + or higher by S&P or Baal or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating by S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the

Securities Act) designated by the Company, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries.

     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     “Management Services Agreement” means the Management Services Agreement between the Company and Saratoga Management Company, LLC, dated as of the Effective Date, and any other agreement for services of the nature contemplated by the Management Services Agreement between the Company and Saratoga Management Company, LLC, or any Affiliate of Saratoga Management Company, LLC.

     “Maturity”, with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes any Redemption Date and Payment Date.

     “Moody’s” means Moody’s Investors Service, Inc. and its successors.

     “Net Cash Proceeds” means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations have recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations have recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     “Non-U.S. Person” means a person who is not a ’U.S. person” (as defined in Regulation S).

     “Notes” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall include the Notes initially issued on or as of the Effective Date, and any other Notes issued after the Effective Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

     “Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee for delivery to each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and (viii) if any Note contains a CUSIP, CINS or ISN number, no representation is being made as to the correctness of such number either as printed on any Note or as contained in the Offer and that the Holder should rely only on the other identification numbers printed on the Notes. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis (with any rounding determined by the Company to be reasonable) Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof (with any rounding determined by the Company to be reasonable). The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

     “Officer” means, with respect to the Company, (i) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, the Senior Vice President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     “Officers’ Certificate” means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of Section 10.04 hereof. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

     “Outstanding”, when used with respect to any Note, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

     (a) any such Note theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (b) any such Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 8.02 and 8.03) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated and in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (c) any such Note with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Article Eight; and

     (d) any such Note which has been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Notes for quorum purposes or for purposes of making calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

     “Paying Agent” has the meaning provided in Section 2.03, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term “Paying Agent” includes any additional Paying Agent.

     “Permitted Investment” means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person’s primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) an Investment in any Person consisting solely of the transfer to such Person of an Investment in another Person that is not a Restricted Subsidiary; (vi) Investment Grade Securities; (vii) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; (viii) Investments, not to exceed $30 million at any one time outstanding (and for purposes of this clause (viii) an Investment shall be deemed to be outstanding only if the Investment was made on or after the Effective Date and the amount outstanding shall be deemed to be in the amount of the excess (but not, in any event, less than zero) of the amount of such Investment on the date or dates made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment); (ix) Investments, to the extent the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Company or net cash proceeds from the sale of such Capital Stock, if such Capital Stock was issued or sold within 90 days of the making of such Investment; and (x) extensions of credit to customers and suppliers in the ordinary course of business.

     “Permitted Liens” means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the, performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Effective Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or to refinance Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) licenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Effective Date; (xviii) Liens on or sales of receivables; (xix) liens existing on the Effective Date; and (xx) Liens securing the Notes.

     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Plan” means the Joint Chapter 11 Plan of Reorganization of the Company and certain of its United States Subsidiaries as defined in the recitals hereof.

     “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference equity, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

     “Principal” of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

     “Public Equity Offering” means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act.

     “Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price” means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

     “Registrar” has the meaning provided in Section 2.03.

     “Regular Record Date” for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding the related Interest Payment Date.

     “Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee in its Corporate Trust Department customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture

     “Restricted Payments” has the meaning provided in Section 4.04.

     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     “Securities Act” mean the Securities Act of 1933, as amended.

     “Security Register” has the meaning provided in Section 2.03.

     “Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, as determined by the Company.

     “S&P” means Standard & Poor’s Ratings Service and its successors.

     “Stated Maturity” means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     “Subsidiary Guarantee” has the meaning provided in Section 4.07.

     “Temporary Cash Investment” means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-l” (or higher) according to S&P, (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least BBB+ by S&P or Baal by Moody’s and (vi) time deposit accounts, certificates of deposits and money market deposits aggregating no more than $10 million at any one time outstanding, issued by one of the five largest (based on assets on the most recent December 31 for which data is available) banks organized under the laws of the country in which the Foreign Subsidiary marking the deposit referred to above is organized, if such bank is not under material government intervention.

     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in

Section 9.06; provided that in the event the Trust Indenture Act of 1939 is amended after the Effective Date, “TIA” or “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

     “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services, in each case required to be paid within one year.

     “Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

     “United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

     “Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (x) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (y) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     “Voting Stock” means with respect to any Person, Capital Stock of any class or kind having the power to vote for the election of directors, managers or other voting members of the governing body of such Person (not including, however, any Capital Stock having such right to vote only upon the happening of certain events or under limited circumstances).

     “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     “indenture securities” means the Notes;

     “indenture security holder” means a Holder or a Noteholder; “indenture to be qualified” means this Indenture; “indenture trustee” or “institutional trustee” means the Trustee; and

     “obligor” on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

     (i) a term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined in Section 1.01;

     (iii) “or” is not exclusive;

     (iv) words in the singular include the plural, and words in the plural include the singular;

     (v) provisions apply to successive events and transactions;

     (vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

     (viii) all references to Sections, Articles or Exhibits refer to Sections, Articles or Exhibits of this Indenture unless otherwise indicated.

ARTICLE TWO
THE NOTES

     SECTION 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities depositary or of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.02. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $[114,400,000 plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date]. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

     SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Security Register”). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

     The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

     SECTION 2.04. Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. (New York City time) each due date of the principal, Redemption Price of and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, Redemption Price, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, Redemption Price, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, Redemption Price, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, Redemption Price, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

     SECTION 2.05. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient) to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.08, 3.08 or 9.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 2.06. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this paragraph and the second paragraph of Section 2.07 are met. An indemnity bond may be required to be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

     SECTION 2.07. Outstanding Notes. Notes Outstanding at any time are all Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding.

     If a Note is replaced or paid pursuant to Section 2.06, it ceases to be Outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced or paid Note is held by a bona fide purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds at the Maturity thereof money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be Outstanding and interest on them shall cease to accrue.

     SECTION 2.08. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.09. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. Except as expressly permitted by this Indenture, the Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

     SECTION 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP”, “CINS” or “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in “CUSIP”, “CINS” or “ISIN” numbers for the Notes.

     SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

ARTICLE THREE
REDEMPTION

Right of Redemption. The Notes shall be redeemable, at the Company’s option, in whole or in part, at any time or from time to time prior to Maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address, as it appears in the Security Register, at the Redemption Price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date).

     SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

     SECTION 3.02. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.

     The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     SECTION 3.03. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes (including CUSIP, CINS or ISIN number(s), as applicable) to be redeemed and shall state:

     (i) the Redemption Date;

     (ii) the Redemption Price and any accrued interest then due and payable;

     (iii) the name and address of the Paying Agent;

     (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

     (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

     (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such

Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued; and

     (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.10, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

     At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption pursuant to Section 3.01 in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.05. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.06. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.07. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

ARTICLE FOUR
COVENANTS

     SECTION 4.01. Payment of Notes. The Company shall pay the principal of, Redemption Prices of, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, Redemption Price or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, Redemption Price, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.04. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent for the Notes.

     The Company shall pay interest on overdue principal and Redemption Price, to the extent lawful, at the rate per annum specified in the Notes.

     SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.03.

     SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Effective Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.5:1.

     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

     (i) Indebtedness of the Company and any Restricted Subsidiary under the Credit Facility or any other agreement in an aggregate principal amount outstanding at any time not to exceed the greater of (y) $50 million or (z) a principal amount not to exceed at any time the sum of (1) 80% of Eligible Accounts Receivable and (2) 60% of Eligible Inventory, less any amount of such Indebtedness permanently repaid as provided under Section 4.11;

     (ii) Indebtedness owed (A) to the Company evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

     (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and any other Indebtedness of the Company to which the same is also made subordinate in right of payment at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

     (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and not for speculation and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnifies and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such purpose acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

     (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes in accordance with Article Eight;

     (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by Section 4.07;

     (vii) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $5 million;

     (viii) Acquired Indebtedness, provided that, pro forma for the transactions in which such Acquired Indebtedness is Incurred, the Interest Coverage Ratio would be no less than 2.5:1;

     (ix) Indebtedness of only DSI in a principal amount not to exceed $10,350,000, secured solely by the DSI Facility; and

     (x) Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (ix) above) in an aggregate principal amount outstanding at any time not to exceed $5 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11.

     (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (i) Indebtedness Incurred under the Credit Facility on or prior to the Effective Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of subsection (a) of this Section 4.03, (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (iii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (i) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make distribution on or with to its Capital Stock (other than (x) dividends any respect or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of to payment the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except in the case of an Investment, the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution; provided that Restricted Payments, to the extent made solely in Capital Stock other than Disqualified Stock, shall for purposes of this clause (C) be deemed to be in an amount equal to zero) made after the Effective Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Effective Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 plus (2) the aggregate Net Cash Proceeds received by the Company after the Effective Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Effective Date upon the conversion of such indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in outstanding Investments (other than reductions in outstanding Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other payments transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus (4) $2 million. The amount of any Investment “outstanding” at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made). Notwithstanding anything herein to the contrary, Investments made through the transfer of equipment shall be valued at the book value at the time of Investment with respect to such equipment.

     (b) The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including Redemption Price, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03(a); (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five; or (vi) payment of (a) amounts necessary to pay taxes, in an amount not to exceed the amount of taxes that the Company and its Subsidiaries would pay on a stand-alone basis, plus, unless an Event of Default shall have occurred and be continuing, (b) amounts payable in respect of the Management Services Agreement.

     (c) Each Restricted Payment permitted pursuant to paragraph (b) of this Section 4.04 (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this

Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

     SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Effective Date in the Credit Facility, this Indenture or any other agreements in effect on the Effective Date or contemplated by the Plan, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any indebtedness and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) encumbrances or restrictions relating solely to Foreign Subsidiaries that support Indebtedness Incurred under clause (ix) of the second paragraph of paragraph (a) of Section 4.03; (vii) existing with respect to any Unrestricted Subsidiary at the time it is designated or deemed to become a Restricted Subsidiary or (viii) with respect only to DSI, imposed pursuant to an agreement governing the Indebtedness Incurred pursuant to Section 4.03(a)(ix). Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary to, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; (iv) and the issuance or sale of Common Stock of any Restricted Subsidiaries if the proceeds thereof are applied in accordance with Section 4.11.

     SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes (“Guaranteed Indebtedness”), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (x) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) of the Indebtedness Incurred under the Credit Facility. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each other Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder other than an entity that is an Affiliate solely by reason of being a Subsidiary of the Company) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate of the Company. If an Event of Default shall have occurred and be continuing , none of the Company or any Restricted Subsidiary shall make any payments with respect the Management Services Agreement.

     Except with respect to the prohibition on payments with respect to the Management Services Agreement during the pendency of an Event of Default, the foregoing limitations do not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized firm having expertise in the specific area which is the subject of such determination stating that the transaction is fair to the Company or its Restricted Subsidiaries from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) any Restricted Payments not prohibited under Section 4.04, (vi) the Management Services Agreement or any payments made (unless an Event of Default shall have occurred and be continuing at the time of such payment) pursuant thereto or (vii) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or incentive plans approved by the Board of Directors. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (vii) of this paragraph, the aggregate amount of which (until after the Stated Maturity of the Notes) exceeds $1 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

     SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligation or liability secured by such Lien for so long as such obligations are so secured.

     The foregoing limitation does not apply to (i) Liens existing on the Effective Date, including Liens securing obligations under the Credit Facility; (ii) Liens granted after the Effective Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03; (vi) Liens solely on the DSI Facility securing Indebtedness Incurred pursuant to Section 4.03(a)(ix) or (vii) Permitted Liens.

     SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction if the Company complies with Section 4.11 in respect of such transaction and (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; (iv) the transaction would result in the Incurrence of Indebtedness by a Restricted Subsidiary permitted pursuant to Section 4.03 and 4.09; or (v) the Company or such Restricted Subsidiary, within 6 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.11.

     SECTION 4.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of, as determined in good faith by the Board of Directors, and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Effective Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to Section 4.18), then the Company shall or shall cause the relevant Restricted Subsidiary to (ii) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.07 or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 6-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 6-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

     Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Sale of assets based outside the United States are prohibited or delayed by applicable local law from being repatriated to the United States and such Net Cash Proceeds are not actually applied in accordance with the foregoing paragraphs, the Company shall not be required to apply the portion of such Net Cash Proceeds so affected but may permit the applicable Restricted Subsidiaries to retain such portion of the Net Cash Proceeds so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation) and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this covenant as if the Asset Sale had occurred on such date; provided that to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of such Asset Sale would have a material adverse tax cost consequence, the Net Cash Proceeds so affective may be retained by the applicable Restricted Subsidiary for so long as such material adverse tax cost event would continue.

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $10 million, the Company shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

     SECTION 4.12. Repurchase of Notes upon a Change of Control. The Company shall commence, within 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the Payment Date.

     SECTION 4.13. Existence. Subject to Article Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the material rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Restricted Subsidiary;

provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and provided further that this Section 4.12 does not prohibit any transaction otherwise permitted pursuant to Section 4.11.

     SECTION 4.14. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

     SECTION 4.15. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

     The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business.

     SECTION 4.16. Notice of Defaults. In the event that any Officer becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to a Responsible Officer of the Trustee.

     SECTION 4.17. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the

Officers’ Certificate delivered within 120 days after the end of the Company’s fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the Officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

     (b) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company’s independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers’ Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

     SECTION 4.18. Commission Reports and Reports to Holders. Whether or not the Company is required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and information within 15 days after the date it files such reports and information with the Commission or after the date it would have been required to file such reports add information with the Commission had it been subject to such sections of the Exchange Act; provided, however, that the copies of such reports and information mailed to Holders may omit exhibits, which the Company will supply to any Holder at such Holder’s request.

     The Company shall supply to the Trustee and each Holder as soon as available and in any event not later than 105 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case prepared in accordance with GAAP.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     SECTION 4.19. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, Redemption Price or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.20. Limitation on Transactions with Hellman Persons. In addition to the restrictions set forth in Section 4.08, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, employ any Hellman Person or enter into, renew, extend or suffer to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with or by any Hellman Person.

     The foregoing limitation does not limit and shall not apply to (i) the employment and the payment to Wayne R. Hellman of salary, bonuses and other benefits in accordance with an employment agreement between the Company and Wayne R. Hellman that has been unanimously approved by members of the Board of Directors who are not Executive Managers, (ii) the employment of any Hellman Person currently employed by the Company or any Restricted Subsidiary, (iii) transactions with Aldrich-APL LLC, (iv) transactions to acquire any interest in Aldrich-APL LLC which have been unanimously approved by members of the Board of Directors who are not Executive Managers, or (v) any other transaction involving a Hellman Person which has been unanimously approved by members of the Board of Directors who are not Executive Managers.

     “Hellman Persons” shall mean (i) Wayne R. Hellman, his Affiliates, his spouse and any former spouses, his parents, his siblings, his children and in-laws, (ii) any trust established for the benefit of any of the foregoing, (iii) any Person in which, to the knowledge of the Company or any of its Restricted Subsidiaries, any of the foregoing beneficially owns more than a 1% equity interest, and (iv) any individual whom is known by the Company or any of its Restricted Subsidiaries to have a personal relationship with Wayne R. Hellman and all Affiliates of such an individual that are known by the Company and its Restricted Subsidiaries.

ARTICLE FIVE
SUCCESSOR CORPORATION

     SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; and (v) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, Redemption Price or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

ARTICLE SIX
DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default. Any of the following events shall constitute an "Event of Default" hereunder:

     (a) the Company defaults in the payment of the principal of (or Redemption Price of) any Note when the same becomes due and payable at its Maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

     (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (c) the Company defaults in the performance of, or breaches the provisions of, Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

     (d) the Company defaults in the performance of or breaches any covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then Outstanding;

     (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $7.5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the Effective Date or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

     (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $7.5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $7.5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal of, and accrued interest on the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of at least a majority in principal amount of the Outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, Redemption Price, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the Outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, Redemption Price, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02(b), the Holders of at least a majority in principal amount of the Outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, Redemption Price, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     SECTION 6.06. Limitation on Suits. Except as otherwise required by Section 6.07(a),a Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

     (ii) the Holders of at least 25% in aggregate principal amount of Outstanding Notes make a written request to the Trustee to pursue the remedy;

     (iii) such Holder or Holders offer (and if requested provide) the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense to be incurred in compliance with such request;

     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of Outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, Redemption Price, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c), of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, Redemption Price, and accrued interest remaining unpaid, together with interest on overdue principal, Redemption Price, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

     First: to the Trustee for all amounts due under Section 7.07;

     Second: to Holders for amounts then due and unpaid for principal of, Redemption Price, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, Redemption Price, and interest, respectively; and

     Third: to the Company or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.

     SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13. Right and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN
TRUSTEE

     SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

     SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

     (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person;

     (ii) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 10.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance, on such certificate or opinion;

     (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

     (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

     (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute gross negligence or bad faith;

     (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

     (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

     (viii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

     (ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

     (x) the Trustee shall not be liable for any action take, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

     (xi) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     SECTION 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its Certificate of authentication.

     SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, Redemption Price, or interest on any

Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2004, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

     A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance-with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without gross negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

     The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred by it without gross negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its Officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, Redemption Price, and interest on particular Notes.

     If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     The provisions of this Section 7.07 shall survive the termination of this Indenture and resignation or removal of the Trustee.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall upon payment of its charge hereunder transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

     SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

     SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

ARTICLE EIGHT
DISCHARGE OF INDENTURE

     SECTION 8.01. Termination of Company’s Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

     (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

     (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (i), the Company’s obligations under Section 7.07 shall survive any such satisfaction and discharge. With respect to the foregoing clause (ii), the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer Outstanding. Thereafter, only the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

     (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, Redemption Price, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, Redemption Price, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, Redemption Price, and accrued interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, Redemption Price, and interest with respect to the Notes;

     (B) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Effective Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

     (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (D) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

     (E) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(2) of this Section 8.02, none of the Company’s obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer

Outstanding. Thereafter, only the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.01, then the Company’s obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.11 and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, clause (d) of Section 6.01 with respect to Sections 4.01, 4.02 and 4.12 through 4.19 and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the Outstanding Notes if:

     (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, Redemption Price, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, Redemption Price, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized form of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, Redemption Price, and interest on the Outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, Redemption Price, and interest with respect to the Notes;

     (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a

case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

     (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (iv) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and (v) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

     SECTION 8.04. Application of Trust Money; Miscellaneous. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, Redemption Price, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01, 8.02 or 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes and which shall be deducted from the amount to be received by the Holders of Outstanding Notes.

     SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, Redemption Price, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York and, or may, at the expense of the Company, mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, Redemption Price, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

     (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

     (2) to comply with Article Five;

     (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

     (5) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

     SECTION 9.02. With Consent of Holders. (a) Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, and the Holders of a majority in principal amount of the Notes then Outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture and the Notes.

     (b) Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

     (i) reduce the principal amount of or change the Stated Maturity or any installment of principal of any Note;

     (ii) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

     (iii) change any place or currency of payment of principal of, Redemption Price, or interest on, any Note;

     (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Note;

     (v) reduce the percentage or principal amount of Outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

     (vi) waive a default in the payment of principal of, Redemption Price, or interest on, any Note; or

     (vii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

     (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company’s expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN
MISCELLANEOUS

     SECTION 10.01. Trust Indenture Act of 1939. This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 10.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

     if to the Company:

Advanced Lighting Technologies, Inc.
32000 Aurora Road
Solon, OH 44139
Telecopier No.: (440) 542-4325
Attention: Chief Financial Officer

     if to the Trustee:

The Bank of New York
101 Barclay St. Fl. 8W
New York, New York 10286
Attn.: Corporate Trust Administration
Fax No.: (212) 815-5707

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to transmit a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

     (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

     SECTION 10.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 10.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity of any Note shall not be a Business Day, then payment of principal of, Redemption Price, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity, as the case may be.

     SECTION 10.07. Governing Law. This Indenture and the Notes shall be governed by the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

     SECTION 10.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 10.09. No Recourse Against Others. No recourse for the payment of the principal of, Redemption Price, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

     SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 10.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 10.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not ha any way be affected or impaired thereby.

     SECTION 10.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify, or restrict any of the terms and provisions hereof.

SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

ADVANCED LIGHTING TECHNOLOGIES, INC.

By:

Wayne R. Hellman Title: President, Chief Executive Office and Chairman of the Board of Directors

By:

Name: Title:

EXHIBIT A

[FACE OF NOTE]

ADVANCED LIGHTING TECHNOLOGIES, INC.

11% Senior Notes due 2009

[CUSIP] [CINS] [ISIN] [ _________________]

No. __________	$_________________

     ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of __________________ ($___________) on March 31, 2009.

     Interest Payment Dates: March 31 and September 30, commencing March 31, 2004.

     Regular Record Dates: March 15 and September 15.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

ADVANCED LIGHTING TECHNOLOGIES, INC.

By:

Name: Title:

By:

Name: Title:

(Trustee’s Certificate of Authentication)

This is one of the 11% Senior Notes due 2009 described in the within-mentioned Indenture.

Date: ___________, 2003	The Bank of New York as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]

ADVANCED LIGHTING TECHNOLOGIES, INC.

11% Senior Note due 2009

1.  Principal and Interest.

     The Company will pay the principal of this Note on March 31, 2009.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [the later of (A) the Effective Date or (B) January 1, 2004]. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed based on a 30-day month.

     The Company shall pay interest on overdue principal and Redemption Price, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2. Method of Payment.

     The Company will pay interest (except defaulted interest) on the principal amount of this Note as provided above on each March 31 and September 30, commencing [March 31], 2004 to the persons who are Holders (as reflected in the Security Register at the close of business on the March 15 or September 15 in each case whether or not a Business Day, immediately preceding the related Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after the Maturity hereof.

     The Company will pay principal, Redemption Price, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, Redemption Price, and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.

     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4. Indenture Limitations.

     The Company issued the Notes under an Indenture dated as of ____________, 2003 (the “Indenture”), between the Company and ___________________, trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Company.

     The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.

5. Optional Redemption.

     The Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, prior to Maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s last address, as it appears in the Security Register, at the Redemption Price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date).

     Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6. Repurchase upon Change of Control.

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Payment Date”).

     A notice of such Change of Control will be mailed within 30 days, after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7. Denominations: Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8. Persons Deemed Owners.

     A Holder shall be treated as the owner of a Note for all purposes.

9. Unclaimed Money.

     If money for the payment of principal, Redemption Price, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Maturity.

     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, Redemption Price, and accrued interest on the Notes (a) to Maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12. Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), the Company shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13. Successor Persons.

     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14. Defaults and Remedies.

     Any of the following events constitutes an "Event of Default" under the Indenture: (a) default in the payment of principal of (or Redemption Price, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) default in the performance or breach of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12 of the Indenture; (d) default in the performance of or breach of any covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding: (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the Effective Date or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power.

15. Trustee Dealings with the Company.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16. No Recourse Against Others.

     No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17. Authentication.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Advanced Lighting Technologies, Inc.,32000 Aurora Road, Solon, Ohio 44139; Attention: Chief Financial Officer.

19. Governing Law.

     The Indenture and this Note shall be governed by the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

[FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_______________________________________________________________
Please print or typewrite name and address including zip code of assignee

_______________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the Box: ☐

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount: $__________________.

Date: ____________

Your Signature: __________________________________________________________
                                (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: _________________________

EXHIBIT B
To Fourth Amended Chapter 11 Plan of Reorganization

Saratoga Management Services Agreement

MANAGEMENT SERVICES AGREEMENT

     This MANAGEMENT SERVICES AGREEMENT ( the “Agreement”) is made and entered into as of _______, 20031, among ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the “Company”), and SARATOGA MANAGEMENT COMPANY, LLC, a Delaware limited liability company (“Saratoga”).

     The Company desires that Saratoga provide certain ongoing management and advisory services to the Company, and Saratoga is willing to provide such services subject to the terms and conditions contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     Section 1.   Services. During the term of this Agreement, Saratoga shall provide such advisory and management services to the Company as the Board of Directors of the Company shall reasonably request and Saratoga shall agree to provide from time to time. The Company agrees that Saratoga shall have the right, but not the obligation, to act as sole advisor to the Company with respect to significant business transactions. Services provided by Saratoga will include, but not be limited to, ensuring that the Company is in compliance with good corporate governance practices, providing ongoing operations review and financial performance monitoring, reviewing and advising on the annual budgeting process, significant contractual commitments and capital expenditures, supporting relationships with financial institutions, advising on compensation policy and structure, and providing ongoing strategic advice on the business and management. Such services shall be performed at Saratoga's offices or at such other locations as Saratoga shall reasonably determine.

     Section 2. Compensation. In consideration of the services to be provided in accordance with Section 1, the Company agrees to pay, to Saratoga:

     (i) an advisory fee of 1% of the enterprise value of the Company as of the date hereof, which fee shall be fully earned as of the date hereof and shall be paid from excess working capital and/or the proceeds of certain non-core assets of the reorganized Company which is expected to take place within the first year of confirmation of the Plan (defined below); and

     (ii) a quarterly management fee, payable in advance (on or before March 31, June 30, September 30, and December 31 of each year

1 Effective date

that this Agreement is in effect) equal to $150,000 ($600,000 in the aggregate) (the “Management Fee”) to be adjusted annually upwards on each anniversary date for any increase in the rate of inflation as indicated by the Consumer Price Index from the prior year, as the case may be plus 0.5% of the aggregate amount of cash (and the fair market value of other property as reasonably determined by the Company's Board of Directors) (the “Equity Fee”) received by the Company after the Effective Date in connection with issuances of the Company's equity securities (with a prorated Equity Fee amount to be paid with respect to the period in which such cash or property is received, payable on the date such cash or other property is received); provided, however that upon an Event of Default (as defined in the New Indenture) which has not been cured or waived, the Management Fee and Equity Fee otherwise required by this Section 2(ii) shall accrue but not be payable until such time as the default is cured; and

     (iii) advisory and/or structuring fees in connection with significant business transactions (including, without limitation, acquisitions, investments and financings) (“Structuring Fees”) in amounts comparable for similarly situated companies. The Structuring Fees shall be negotiated in good faith by the Company and Saratoga and payable on such date as the parties determine under a separate agreement.

     In the event that the Company fails to make a payment under this Section 2 (with the exception of non-payment in accordance with the proviso in Section 2(ii) hereof), or a dispute regarding payment arises, Saratoga reserves the right to not perform under this Agreement until such time as the Company either pays Saratoga or the parties hereto resolve their dispute. Both parties agree to promptly negotiate any such disputes in good faith.

     Notwithstanding the foregoing, the Company shall not be required to pay to Saratoga any such payment that is otherwise prohibited by any credit agreement or applicable law. In such cases, the due dates shall be deferred until payment of cash is permitted and all amounts owed shall accrue interest at the same rate paid on the Company’s senior debt.

     Section 3. Reimbursement. Saratoga and its affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel, consultant and legal expenses) incurred in connection with or relating to the performance of this Agreement (other than salary expenses and associated overhead charges).

     Section 4. Indemnity; No Liability. In consideration of the execution and delivery of this Agreement by Saratoga, the Company hereby agrees to indemnify, defend, exonerate and hold each of Saratoga and its affiliates, and each of their respective partners, members, shareholders, affiliates, directors, officers,

2

fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all claims, demands, liens, claims of lien, actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby except for any such Indemnified Liabilities arising solely on account of such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of their affiliates for any act or omission suffered or taken by such Indemnitee that is not finally judicially determined to constitute gross negligence or willful misconduct.

     Section 5.1. Agreement to Subordinate. Liabilities to Saratoga hereunder are subordinated in right of payment, to the extent and in the manner provided in these Sections 5.1 through 5.12, to the prior payment in full of all principal and interest of the New Notes (“Senior Debt”). The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

     Section 5.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

     (1) holders of Senior Debt are entitled to receive payment in full in cash of all obligations in respect of Senior Debt under the terms of the New Indenture, before Saratoga will be entitled to receive any payment hereunder; and

     (2) until the Senior Debt is paid in full, any distribution to which Saratoga would be entitled hereunder but for these subordination provisions shall instead be made to holders of Senior Debt as their interests may appear.

     Section 5.3. Default of Designated Senior Debt. (a) The Company shall not make any payment to Saratoga hereunder if at the time any Senior Debt has not been paid when due, whether at maturity, upon redemption or mandatory

3

repurchase, acceleration, or otherwise, and ~~the~~ such payment default has not been cured or waived.

     During the continuance of any Event of Default with respect to the Senior Debt, the Company may not pay Saratoga hereunder until all the Senior Debt has been paid in full.

     Section 5.4. When Distribution Must Be Paid Over. If a payment or other distribution is made to Saratoga hereunder that because of these subordination provisions should not have been made to Saratoga, Saratoga shall hold it in trust for holders of Senior Debt and pay it over to their indenture trustee for proper distribution.

     Section 5.5. Subrogation. A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to Saratoga hereunder is not, as between the Company and Saratoga, a payment by the Company on Senior Debt. After all Senior Debt is paid in full and until the holders of the Senior Debt are paid in full hereunder, Saratoga will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt.

     Section 5.6. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of Saratoga hereunder and holders of Senior Debt and do not impair, as between the Company and Saratoga, the obligation of the Company, which is absolute and unconditional, to pay Saratoga hereunder in accordance herewith. These provisions do not prevent Saratoga from exercising its available remedies upon a default hereunder, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Saratoga hereunder.

     Section 5.7. Subordination May Not be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of Saratoga hereunder will be impaired by any act or failure to act by the Company or by its failure to comply with the New Indenture.

     Section 5.8. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their indenture trustee.

     Section 5.9. Trust Moneys Not Subordinated; Payments in Permitted Junior Securities. Notwithstanding anything to the contrary, distributions to

4

Saratoga hereunder in the form of Permitted Junior Securities* of the Company are not subordinated to the prior payment of any Senior Debt or otherwise subject to these subordination provisions, and Saratoga will not be obliged to pay over any such payments or distributions to any holders of Senior Debt.

     Section 5.10. Trustee Entitled to Rely. For the purpose of ascertaining the outstanding amount of Senior Debt, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Debt pursuant to these Sections 5.1 through 5.12, Saratoga is entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 5.2 are pending, a certificate of the liquidating trustee or other person making a payment or distribution to Saratoga is, or information provided by the holders of Senior Debt. Saratoga may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

     Section 5.11. Saratoga Not Fiduciary for Holders of Senior Debt. Saratoga will not be deemed to owe any fiduciary duty to the holders of Senior Debt and will not be liable to any such holders if it mistakenly pays over or distributes to itself or any other person any money or assets to which holders of Senior Debt are entitled by virtue of these Sections 5.1 through 5.12.

     Section 5.12. Reliance by Holder of Senior Debt on Subordination Provisions; No Waiver. (a) Saratoga acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether created or acquired before or after the execution and delivery of this Agreement, to acquire or to hold such Senior Debt, and each holder of Senior Debt will be deemed conclusively to have

    * “Permitted Junior Securities” means, as to the Company, or any one or more of its successors or affiliates, as the case may be, any securities of the Company or any one or more of its successors or affiliates, as the case may be, provided for by a plan or reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law relating to the Company that constitute either (x) equity interests of the Company or any one or more of its successors or affiliates or (y) debt of the Company or any one or more of its successors or affiliates, subordinated in right of payment to all Senior Debt of the Company, then outstanding to at least the same extent as the payments to Saratoga are subordinated as provided for herein, it being specifically understood that after the occurrence, and during the continuance of, any one or more Events of Default on Senior Debt, interest on any debt of the Company or any one or more of its successors or affiliates referred to in this clause (y) above may accrue at the then-applicable rate provided for in the governing instrument, but such interest shall not and may not be paid in cash until such Events of Default shall have been cured or waived.

5

relied on these subordination provisions in acquiring and holding such Senior Debt.

     (b) The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to their indenture trustee or Saratoga, and without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

     (1)   change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;

     (2)   sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

     (3)   release any Person liable in any manner for the payment of Senior Debt; or

     (4)   exercise or refrain from exercising any rights against the Company and any other Person.

     Section 6. Governing Law; Submission To Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

     Section 7. Termination. This Agreement may be terminated by Saratoga at any time by written notice to the Company pursuant to Section 8 below. In addition, this Agreement will terminate automatically as of the earlier of (i) the tenth anniversary of this Agreement and (ii) the end of the fiscal year in which the fully diluted ownership interest of Saratoga and its affiliates in the outstanding common stock of the Company falls below 5%, unless expressly extended in writing. The provisions of Section 4 shall survive any termination of this Agreement.

     Section 8. Notices. All notices and demands which any party is required or desires to give to any other shall be given in writing by personal delivery or by express courier service or certified mail, return receipt requested, to the addresses below for the respective party. However, if either party gives notice of a change of name or address, notices to that party shall thereafter be given as demanded in that notice. All notices and demands given by personal delivery or by express courier service shall be effective upon receipt by the party to whom notice or a demand is being given. All notices given by mail shall be effective on the third business day after mailing.

6

     For convenience, the addresses, telephone and facsimile numbers of the parties and their respective counsel hereto are:

The Company:

Advanced Lighting Technologies, Inc.
32000 Aurora Road
Solon, Ohio 44139
Attn: Wayne R. Hellman
Telephone: (440) 519-0500
Facsimile: (440) 519-0503

With a copy to:

Jenner & Block, LLC
One IBM Plaza
Chicago, Illinois 60611
Attn: Jeff Marwil
Telephone: (312) 923-2619
Facsimile: (312) 527-0484

Saratoga:

Saratoga Management Company, LLC
535 Madison Avenue – 4th Floor
New York, New York 10022
Attn: Christian Oberbeck
Telephone: (212) 906-7350
Facsimile: (212) 750-3343

With a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn: Stephen H. Case
Telephone: (212) 450-4064
Facsimile: (212) 450-3064

     Section 9. Relationship of Parties. Each party is an independent contractor and not an agent or partner of, or joint venturer with, the other party for any purpose, and neither party by virtue of this Agreement shall have any right, power, or authority to act or create any obligation, express or implied, on behalf of the other party except as expressly provided herein. In the event that an agency relationship is created or implied, any such agency will be a limited agency wherein the duties of Saratoga are specifically limited to the subject matter hereof

7

and will not create or result in the imposition on Saratoga of any other duties of any kind or nature, including without limitation any duties which may otherwise arise by operation of law. This Agreement is not intended to and does not create any rights, claims, remedies or benefits inuring to any person (including any customer, or any creditor or employee of Saratoga or the Company) that is not a party hereto nor create or establish any third party beneficiary hereto.

     Section 10. Assignment. Rights under this Agreement shall not be assignable and duties under this Agreement shall not be delegable by either party except by the Company to any subsidiary or affiliate of Saratoga or the Company or to any successor in interest to the Company’s or Saratoga’s business.

     Section 11. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior understandings and agreements, whether oral or in writing, regarding the subject matter of this Agreement.

     Section 12. Severability. If any term, covenant, condition or provision of this Agreement, or their application to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the parties shall renegotiate the unenforceable or invalid terms so as to effect the intent of this Agreement, and the remainder of the provisions of this Agreement, or their application to any person or circumstance, shall remain in full force and effect.

     Section 13. Waiver Of Covenants. Waiver by one of the parties hereto of any covenant or condition under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver of any other covenant or condition under this Agreement.

     Section 14. Further Acts. Each party hereto agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

Section 15. Section Headings. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

     Section 16. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Chapter 11 Plan of Reorganization confirmed by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, in the cases captioned In re Venture Lighting International, Inc., et al., Case No. 03-05255 (the “Plan”).

8

     Section 17. Counterparts. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute a single agreement, binding on the parties hereto and their successors.

9

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ADVANCED LIGHTING TECHNOLOGIES, INC.

By: _______________________ Name: Title:

SARATOGA MANAGEMENT COMPANY, LLC

By: _______________________ Name: Christian L. Oberbeck Title: Managing Director

EXHIBIT C
To Fourth Amended Chapter 11 Plan of Reorganization

Forms of Senior Management Contracts

EXHIBIT C-1
To Fourth Amended Chapter 11 Plan of Reorganization

Wayne Hellman Senior Management Contract

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT entered into and effective as of December __, 2003, among, ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (“ ADLT”), and Wayne R. Hellman ("Employee");

WITNESSETH:

WHEREAS, ADLT and Employee desire to terminate any and all prior agreements, whether oral or written, between the parties and between Employee and ADLT relating to Employee's employment; and

WHEREAS, ADLT and Employee desire to enter into an Employment Agreement as set forth herein below to ADLT of the services of Employee as Chief Executive Officer of ADLT and to set forth the rights and duties of the parties hereto; and

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.	Termination of Prior Agreements. ADLT and Employee hereby terminate any and all prior agreements, whether oral or written, between the parties relating to Employee's employment, provided, however that any existing agreement between Employee and ADLT or any subsidiary of ADLT regarding non-competition, non-solicitation or confidentiality or ownership of intellectual property rights shall continue in full force and effect as supplemented by this Employment Agreement.

2.	Employment.

(a)	ADLT hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

(b)	During the term of this Employment Agreement, (for purposes hereof, all references to the term of this Employment Agreement shall be deemed to include all renewals or extensions hereof, if any), Employee shall devote his full business time to his employment and shall perform diligently such duties as are, or may be, required by the Board of Directors of ADLT or their designee, which duties shall be within the bounds of reasonableness and acceptable business standards and ethics.

(c)	During the term of this Employment Agreement, Employee shall not, without the prior written consent of ADLT, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of ADLT or any subsidiary or affiliate of ADLT; provided, however, Employee may continue to render services to and participate in philanthropic and charitable causes, in each case, in a manner and to the extent consistent with his past practice.

	(d)	During the term of this Employment Agreement, Employee shall comply with all policies and procedures of ADLT, including but not limited to, all terms and conditions set forth in any employee handbook and any other memoranda pertaining to ADLT’s policies, procedures, rules and regulations. Failure to comply with all such policies and procedures shall be grounds for disciplinary action, including termination for “cause” pursuant to Section 6(a) of this Employment Agreement.

3.	Term and Position.

(a)	Subject to the termination provisions contained herein, the term of this Employment Agreement shall commence as of December __, 2003 and shall continue through July 1, 2005, subject, however, to the provisions of Section 6.

(b)	Employee shall serve as Chief Executive Officer of ADLT, or in such other offices or positions with ADLT as shall be determined by the Board of Directors of ADLT, without, however, any change in Employee's compensation.

(c)	The principal business office of Employee shall be in Solon, Ohio.

4.	Compensation.

(a)	Subject to the provisions of this Employment Agreement, for all services which Employee may render to ADLT during the term of this Employment Agreement, Employee shall receive a salary at the rate of Three Hundred Thousand Dollars ($300,000) per annum for the first year of this Employment Agreement, which shall be payable in equal, consecutive biweekly installments.

(b)	Employees will receive options at the commencement of the term of this Employment Agreement as set forth on Exhibit A.

(c)	Provided that Employee satisfactorily performs his services under this Employment Agreement, Employee shall be eligible for salary increases from time to time as determined by the Compensation Committee of ADLT.

(d)	Provided that Employee has satisfactorily performed his services under this Employment Agreement, Employee shall be eligible for bonuses from time to time as described on Exhibit A.

5.	Other Benefits.

During the term of this Employment Agreement, Employee shall be entitled to such vacation privileges, life insurance, medical and hospitalization benefits, and such other benefits as are typically provided to other executive officers of ADLT and its subsidiaries in comparable positions; provided, however, that such benefits shall be comparable to those benefits provided by ADLT in ADLT’s fiscal year ended June 30, 2003.

6.	Termination and Further Compensation.

	(a)	The employment of Employee under this Employment Agreement, for the term thereof, may be terminated by the Board of Directors of ADLT for cause at any time. For purposes hereof, the term “cause” shall mean:

		(i)	Employee's committing an act constituting a misdemeanor involving fraud, dishonesty, or theft or a felony;

		(ii)	Employee’s engaging in habitual or repeated alcohol or drug abuse;

		(iii)	Employee’s disregarding the instructions of the Board of Directors of ADLT;

		(iv)	Employee’s neglecting duties (other than by reason of disability or death), with five (5) business days notice to cure;

		(v)	Employee’s willful misconduct or gross negligence;

		(vi)	Employee’s material breach of this Employment Agreement, in whole or in part, with five (5) days notice to cure; or

		(vii)	ADLT shall enter into a transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Hellman Person (as defined the Indenture between ADLT and _________, relating to ADLT’s 11% Senior Notes due 2009) if such transaction is proposed by Employee, unless such transaction has been unanimously approved by members of the Board of Directors who are not Executive Managers (as defined in the Indenture).

Any termination by reason of the foregoing shall not be in limitation of any other right or remedy ADLT may have under this Employment Agreement or otherwise.

	(b)	In the event of (i) termination of the Employment Agreement for any of the reasons set forth in Subparagraph (a) of this Section 6, or (ii) if Employee shall voluntarily terminate his employment hereunder prior to the end of the term of this Employment Agreement, then in either event Employee shall be entitled to no further salary, bonus or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. In the event the Employee voluntarily terminates this Employment Agreement, Employee shall provide 30 days’ prior written notice to ADLT of such voluntary termination.

	(c)	In the event that ADLT terminates Employee's employment without “cause” (as defined herein above) or Employee terminates employment with "good reason" (as defined below) prior to the end of the term of this Employment Agreement, then Employee shall be entitled to any salary and bonus amounts and medical benefits due to Employee for the remainder of the term or renewal term of this Employment Agreement, as the case may be. Such salary, bonus and benefits shall be paid in accordance with ADLT’s normal payment practices; provided, however, that amounts payable to Employee may be offset against any outstanding amount of principal and interest of loans from ADLT to Employee. At the conclusion of the term of this Employment Agreement, all salary, medical and other benefits as set forth herein shall cease. Employee shall have no other rights and remedies except as set forth in this Section 6. For purposes hereof, the term "good reason" shall mean (i) without the express written consent of Employee, a material reduction of Employee's compensation or benefits or (ii) a material breach of this Employment Agreement by ADLT; or (iii) resignation within three (3) months following a “Change in Control” of ADLT.

(d)	In the event of Employee’s death or permanent disability (as defined herein below) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated for cause and Employee or his estate, as the case may be, shall be entitled to no further salary or other compensation provided for herein except as to that portion of any unpaid salary accrued or earned by Employee hereunder up to and including the date of death or permanent disability, and any benefits under any insurance policies or other plans.

(e)	“Permanent disability” means the inability of Employee to perform satisfactorily his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

(f)	In the event this Employment Agreement is terminated with cause, before the end of the term, ADLT may, in its sole discretion, notify Employee that ADLT intends to continue to pay all compensation, benefits and monies due under the terms of the Employment Agreement for the remainder of the term; provided, however, that amounts payable to Employee may be offset against any outstanding amount of principal and interest of loans from ADLT to Employee. In such event, and provided ADLT continues to make such payments or offset such amounts, Employee shall continue to be bound by the terms of the non-competition provisions in Section 7 hereof, during the remainder of the term and for a period of one (1) year immediately following the stated term of the Agreement.

(g)	“Change of Control” as used in this Agreement means such time as (i) (a) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the “Exchange Act”]) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of ADLT on a fully diluted basis and (b) such ownership represents a greater percentage of the total voting power of the voting stock of ADLT, on a fully diluted basis, than may then be voted by (I)

Saratoga Lighting Holdings LLC or any person, directly or indirectly, controlling, controlled by or under common control with Saratoga Lighting Holdings LLC (the “Saratoga Group”), (II) any “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes a member of the Saratoga Group, if members of the Saratoga Group “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) voting stock of ADLT representing a majority of the voting power of the voting stock owned by such group (the “Existing Stockholders”) and (III) the five individuals who were the most highly compensated officers or employees of ADLT and its subsidiaries, taken as a whole, for the most recently ended fiscal year of ADLT (the “Executive Managers”) on such date; provided however, that a Change of Control shall not be deemed to have occurred by reason of the fact that one or more of the Executive Managers become the beneficial owners of more than 35% of the total voting power of ADLT on a fully diluted basis; or (ii) individuals who on the date of this Agreement (or within 120 days thereafter as contemplated by ADLT’s plan of reorganization) constitute the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by ADLT’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

7.	Covenants Regarding Non-competition and Confidential Information.

	(a)	Non-Competition.

(i)	Recognizing that Employee will have been involved as an executive officer of ADLT and that ADLT and its affiliates, are engaged in the supply of products and/or services in every state of the United States and internationally, therefore, upon termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, for any reason, he agrees that he will not, for a period of one (1) year immediately following such termination, engage, in the United States or in any country where ADLT or any of its subsidiaries or affiliates conduct business, either directly or indirectly on behalf of himself or on behalf of an another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, in any business of the type and character or in competition with the business carried on by ADLT or any of its subsidiaries or affiliates (as conducted on the date Employee ceases to be employed by ADLT in any capacity).

(ii)	Employee will not, for a period of one (1) year immediately following the termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, either directly or indirectly or on behalf of another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, recruit, hire or otherwise entice any employee(s) of ADLT or its subsidiaries or affiliates, to terminate his or her employment with ADLT or to accept employment with anyone or any entity other than ADLT.

(iii)	Employee will not, for a period of one (1) year immediately following the termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, either directly or indirectly or on behalf of another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, solicit, do business with or employ any current or former employee of ADLT, or any of its subsidiaries or affiliates, or any customer or client of ADLT in connection with any business of the type and character or in competition with the business carried on by ADLT or any of its subsidiaries or affiliates (as conducted on the date Employee ceases to be employed by ADLT in any capacity)

(iv)	Employee will not, directly or indirectly, disclose, divulge, discuss or copy to or for any person or entity, or otherwise use or suffer to be used in any manner or for any purpose, except for the benefit of ADLT or any of its subsidiaries or affiliates, any ideas, methods, customer lists or other customer information, business plans, product research or engineering data or other trade secrets, intellectual property, or any other confidential or proprietary information of ADLT or any of its subsidiaries or affiliates, it being acknowledged by Employee that all such information regarding the business of ADLT or its subsidiaries or affiliates conceived, suggested, developed, compiled or obtained by or furnished to Employee while Employee shall have been employed by or associated with ADLT or its subsidiaries or affiliates is confidential information and ADLT’s or its subsidiaries’ or affiliates’ exclusive property. Employee's obligations under this Section 7(a)(iv) will not apply to any information which (A) is known to the public other than as a result of Employee's acts or omissions, (B) is approved for release, in writing, by ADLT, (C) is disclosed to Employee by a third party without restriction, or (D) Employee is legally required to disclose.

(b)	Employee expressly agrees and understands that the remedy at law for any breach by him of this Section 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms.

Accordingly, it is acknowledged that upon adequate proof of Employee’s violation of any legally enforceable provision of this Section 7, ADLT shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 7 shall be deemed to limit ADLT’s remedies at law or in equity for any breach by Employee of any of the provisions of this Section 7 which may be pursued or availed of by ADLT or any of its affiliates including but not limited to ADLT.

(c)	In the event Employee shall violate any legally enforceable provision of this Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

8.	Renewal.

This Employment Agreement shall be automatically renewed for successive one (1) year periods, notwithstanding whether the initial terms of this Agreement was for a term other than one (1) year, unless and until ADLT or Employee delivers written notice to the other party of its intent to terminate this Employment Agreement upon completion of the current term. In the event Employee or ADLT desires to terminate this Employment Agreement upon completion of the current term, such terminating party must deliver written notice to the other party not later than three (3) months prior to the end of the term (or any successive term) of this Employment Agreement.

9.	Severable Provisions.

The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

10.	Arbitration.

Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration by a single arbitrator in the City of Solon, State of Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 10 shall be construed so as to deny ADLT the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Employee of any of his covenants contained in Section 7 hereof.

11.	Notices

(a) Each notice, request, demand or other communication ("Notice") by either party to the other party pursuant to this Employment Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending a copy thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

(b) If a Notice is to ADLT, then such Notice shall be addressed to Advanced Lighting Technologies, Inc., 32000 Aurora Road, Solon, Ohio, attention of the Board of Directors.

(c) If a Notice is to Employee, then such Notice shall be addressed to Employee at his home address last known on the payroll records of ADLT.

12.	Waiver.

The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

13.	Miscellaneous.

This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same it is sought to be enforced, and unanimously approved by the non-executive members of the board of directors of ADLT.

14.	Governing Law.

This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.

WITNESS:	ADVANCED LIGHTING TECHNOLOGIES, INC.

By:	By:

Name:	Name:	Sabu Krishman

	Its:	Chief Operating Officer

By:		WAYNE R. HELLMAN

Name:

     EXHIBIT A
(BONUS AND OPTIONS)

EMPLOYEE: Wayne R. Hellman
BASE SALARY: $300,000.00

I. BONUS SCALE:

Employee shall be eligible for a bonus, as a percentage of Employee’s base salary, contingent upon ADLT’s achieving certain financial targets (Base, Goal and Superior) measured in terms of ADLT’s Adjusted EBITDA (after accruing the applicable bonus) for each fiscal year pursuant to the following scale:

FY 2004 (7/1/03-6/30/04)	EBITDA (Adjusted) *	BONUS (% of base salary)
No Bonus	Below $23,500,000.00	--
Base	$ 23,500,000.00	50%
Goal	$ 25,000,000.00	100%
Superior	$ 27,000,000.00	150%
FY 2005 (7/1/04-6/30/05)	EBITDA (Adjusted)**	BONUS (% of base salary)
No Bonus	Below 112.50% of the higher of (a) FY 2004 EBITDA (Adjusted) or (b) $24,000,000	--
Base	112.50% of the higher of (a) FY 2004 EBITDA (Adjusted) or (b) $24,000,000	50%
Goal	120.00% of the higher of (a) FY 2004 EBITDA (Adjusted) or (b) $24,000,000	100%
Superior	130.00% of the higher of (a) FY 2004 EBITDA (Adjusted) or (b) $24,000,000	150%

* Bonus increase in FY 2004 will be on a sliding scale whereby the percentage of base salary bonus will increase proportionally based on the amount by which ADLT exceeds one financial target but falls short of a higher financial target. For example: If the ADLT has an adjusted EBITDA in FY 2004 of $26,000,000.00 (which amount is the midpoint between the Goal and Superior targets) then Employee would be entitled to a bonus of 125% (100% + an additional 25%).

**Bonus in FY 2005 is based on the percentage increase over the final adjusted EBITDA for FY 2004. The bonus will be increased on a sliding scale whereby the percentage of base salary will increase proportionally based on the amount by which the adjusted EBITDA for FY 2005 exceeds the adjusted EBITDA for FY 2004. For example: If the adjusted EBITDA for FY 2004 is $24,000,000.00 and the adjusted EBITDA for FY 2005 is $27,600,000.00 (an increase of 15%) then the Employee shall be entitled to a bonus of 50% for hitting the Base target plus an additional 16.7% for exceeding the Base target by 2.5% (6.66% for each 1% increase until the Goal target is met) for a total bonus equal to 66.7% (50% +16.7%) of Employee’s base salary.

II. ADDITIONAL BONUS1

Subject to Section 6, Employee will receive additional bonuses of : (1) on July 1, 2004, $2,027,000 (of which $1,350,000 shall be applied to the outstanding loan by the Company to Employee, with the remaining amount being, first, applied to required withholding obligations of the Company and, second, any remaining amount paid to Employee for payment of taxes); and (2) on July 1, 2005, $2,027,000 (of which $1,350,000 shall be applied to the outstanding loan by the Company to Employee, with the remaining amount being, first, applied to required withholding obligations of the Company and, second, any remaining amount paid to Employee for payment of taxes).

III. OPTIONS:

Employee shall participate in the ADLT equity compensation plan to the extent of 3.5% of the equity stock of ADLT on the date of this Agreement, which shall vest in four (4) equal increments on the anniversary dates of the grant date.

1 Payment of Additional Bonus is subject to Bankruptcy Court approval of treatment of Hellman Loan pursuant to a separate motion to be filed by the Debtors to have such treatment approved under the settlement standards of Bankruptcy Rule 9019.

EXHIBIT C-2
To Fourth Amended Chapter 11 Plan of Reorganization

James Schoolenberg Senior Management Contract

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT entered into and effective as of __________, 2003, among, ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (“ADLT”), and James Schoolenberg ("Employee");

WITNESSETH:

WHEREAS, ADLT and Employee desire to terminate any and all prior agreements, whether oral or written, between the parties and between Employee and ADLT relating to Employee's employment; and

WHEREAS, ADLT and Employee desire to enter into an Employment Agreement as set forth herein below to ADLT of the services of Employee as President of APL Engineered Materials, Inc., an Illinois corporation and affiliate of ADLT (“APL”) and to set forth the rights and duties of the parties hereto,

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.	Termination of Prior Agreements. ADLT and Employee hereby terminate any and all prior agreements, whether oral or written, between the parties relating to Employee's employment, provided, however that any existing agreement between Employee and ADLT or any subsidiary of ADLT regarding non-competition, non-solicitation or confidentiality or ownership of intellectual property rights shall continue in full force and effect as supplemented by this Employment Agreement.

2.	Employment.

	(a)	ADLT hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

	(b)	During the term of this Employment Agreement, (for purposes hereof, all references to the term of this Employment Agreement shall be deemed to include all renewals or extensions hereof, if any), Employee shall devote his full business time to his employment and shall perform diligently such duties as are, or may be, required by the Board of Directors of ADLT or their designee, which duties shall be within the bounds of reasonableness and acceptable business standards and ethics.

	(c)	During the term of this Employment Agreement, Employee shall not, without the prior written consent of ADLT, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of APL, ADLT or any subsidiary or affiliate of ADLT; provided, however, Employee may continue to render services to and participate in philanthropic and charitable causes, in each case, in a manner and to the extent consistent with his past practice.

	(d)	During the term of this Employment Agreement, Employee shall comply with all policies and procedures of ADLT, including but not limited to, all terms and conditions set forth in any employee handbook and any other memoranda pertaining to ADLT’s policies, procedures, rules and regulations. Failure to comply with all such policies and procedures shall be grounds for disciplinary action, including termination for “cause” pursuant to Section 6(a) of this Employment Agreement.

3.	Term and Position.

	(a)	Subject to the termination provisions contained herein, the term of this Employment Agreement shall commence as of , 2003 and shall continue for a term of three (3) years from such date, subject, however, to the provisions of Section 6.

	(b)	Employee shall serve as President of APL, and in such offices or positions with ADLT as shall be agreed upon by Employee and the Board of Directors of ADLT, as the case may be, without, however, any change in Employee's compensation (but such offices or positions shall be consistent with the office and position stated herein).

	(c)	The principal business office of Employee shall be in Solon, Ohio.

4.	Compensation.

	(a)	Subject to the provisions of this Employment Agreement, for all services which Employee may render to ADLT during the term of this Employment Agreement, Employee shall receive a salary at the rate of One Hundred Ninety Thousand Dollars ($190,000) per annum for the first year of this Employment Agreement, which shall be payable in equal, consecutive biweekly installments.

	(b)	Employees will receive options at the commencement of the term of this Employment Agreement as set forth on Exhibit A.

	(c)	Provided that Employee satisfactorily performs his services under this Employment Agreement, Employee shall be eligible for salary increases from time to time as determined by the Compensation Committee of ADLT.

	(d)	Provided that Employee has satisfactorily performed his services under this Employment Agreement, Employee shall be eligible for bonuses from time to time as described on Exhibit A.

5.	Other Benefits.

During the term of this Employment Agreement, Employee shall be entitled to such vacation privileges, life insurance, medical and hospitalization benefits, and such other benefits as are typically provided to other executive officers of ADLT and its subsidiaries in comparable positions; provided, however, that such benefits shall be comparable to those benefits provided by ADLT in ADLT’s fiscal year ended June 30, 2003.

6.	Termination and Further Compensation.

	(a)	The employment of Employee under this Employment Agreement, for the term thereof, may be terminated by the Board of Directors of ADLT for cause at any time. For purposes hereof, the term “cause” shall mean:

		(i)	Employee's committing an act constituting a misdemeanor involving fraud, dishonesty, or theft or a felony;

		(ii)	Employee’s engaging in habitual or repeated alcohol or drug abuse;

		(iii)	Employee’s disregarding the instructions of the Board of Directors, President or Chief Executive Officer of ADLT;

		(iv)	Employee’s neglecting duties (other than by reason of disability or death), with five (5) business days notice to cure;

		(v)	Employee’s willful misconduct or gross negligence; or

		(vi)	Employee’s material breach of this Employment Agreement, in whole or in part, with five (5) days notice to cure.

Any termination by reason of the foregoing shall not be in limitation of any other right or remedy ADLT may have under this Employment Agreement or otherwise.

	(b)	In the event of (i) termination of the Employment Agreement for any of the reasons set forth in Subparagraph (a) of this Section 6, or (ii) if Employee shall voluntarily terminate his employment hereunder prior to the end of the term of this Employment Agreement, then in either event Employee shall be entitled to no further salary, bonus or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. In the event the Employee voluntarily terminates this Employment Agreement, Employee shall provide 30 days’ prior written notice to ADLT of such voluntary termination.

(c)	In the event that ADLT terminates Employee's employment without “cause” (as defined herein above) or Employee terminates employment with "good reason" (as defined below) prior to the end of the term of this Employment Agreement, then, in addition to any salary and bonus amounts and medical benefits due to Employee for the remainder of the term or renewal term of this Employment Agreement, as the case may be, Employee shall be entitled to an immediate payment equal to three (3) months salary upon the terms and as set forth herein; provided however, notwithstanding continuation salary following such termination, bonus amounts shall be paid or payable with respect only to fiscal years of ADLT commencing prior to such termination. Such salary, bonus and benefits shall be paid in accordance with ADLT’s normal payment practices. At the conclusion of the term of this Employment Agreement, all salary, medical and other benefits as set forth herein shall cease. Employee shall have no other rights and remedies except as set forth in this Section 6. For purposes hereof, the term "good reason" shall mean (i) without the express written consent of Employee, a material reduction of Employee's duties, authority, compensation, benefits or responsibilities or (ii) a material breach of this Employment Agreement by ADLT.

(d)	In the event of Employee’s death or permanent disability (as defined herein below) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated for cause and Employee or his estate, as the case may be, shall be entitled to no further salary or other compensation provided for herein except as to that portion of any unpaid salary accrued or earned by Employee hereunder up to and including the date of death or permanent disability, and any benefits under any insurance policies or other plans.

(e)	“Permanent disability” means the inability of Employee to perform satisfactorily his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

(f)	In the event this Employment Agreement is terminated with cause, before the end of the term, ADLT may, in its sole discretion, notify Employee that ADLT intends to continue to pay all compensation, benefits and monies due under the terms of the Employment Agreement for the remainder of the term. In such event, and provided ADLT continues to make such payments, Employee shall continue to be bound by the terms of the non-competition provisions in Section 7 hereof, during the remainder of the term and for a period of one (1) year immediately following the stated term of the Agreement.

(g)	“Change of Control” as used in this Agreement means such time as (i) (a) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the “Exchange Act”]) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of ADLT on a fully diluted basis and (b) such ownership represents a greater percentage of the total voting power of the voting stock of ADLT, on a fully diluted basis, than may then be voted by (I) Saratoga Lighting Holdings LLC or any person, directly or indirectly, controlling, controlled by or under common control with Saratoga Lighting Holdings LLC (the “Saratoga Group”), (II) any “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes a member of the Saratoga Group, if members of the Saratoga Group “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) voting stock of ADLT representing a majority of the voting power of the voting stock owned by such group (the “Existing

Stockholders”) and (III) the five individuals who were the most highly compensated officers or employees of ADLT and its subsidiaries, taken as a whole, for the most recently ended fiscal year of ADLT (the “Executive Managers”) on such date; provided however, that a Change of Control shall not be deemed to have occurred by reason of the fact that one or more of the Executive Managers become the beneficial owners of more than 35% of the total voting power of ADLT on a fully diluted basis; or (ii) individuals who on the date of this Agreement (or within 120 days thereafter as contemplated by ADLT’s plan of reorganization) constitute the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by ADLT’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

7.	Covenants Regarding Non-competition and Confidential Information.

	(a)	Non-Competition.

(i) Recognizing that Employee will have been involved as an executive officer of APL and that ADLT and its affiliates, are engaged in the supply of products and/or services in every state of the United States and internationally, therefore, upon termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, for any reason, he agrees that he will not, for a period of one (1) year immediately following such termination, engage, in the United States or in any country where ADLT or any of its subsidiaries or affiliates conduct business, either directly or indirectly on behalf of himself or on behalf of an another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, in any business of the type and character or in competition with the business carried on by ADLT or any of its subsidiaries or affiliates (as conducted on the date Employee ceases to be employed by ADLT in any capacity).

(ii)	Employee will not, for a period of one (1) year immediately following the termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, either directly or indirectly or on behalf of another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, recruit, hire or otherwise entice any employee(s) of ADLT or its subsidiaries or affiliates, to terminate his or her employment with ADLT or to accept employment with anyone or any entity other than ADLT.

	(iii)	Employee will not, for a period of one (1) year immediately following the termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, either directly or indirectly or on behalf of another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, solicit, do business with or employ any current or former employee of ADLT, or any of its subsidiaries or affiliates, or any customer or client of ADLT in connection with any business of the type and character or in competition with the business carried on by ADLT or any of its subsidiaries or affiliates (as conducted on the date Employee ceases to be employed by ADLT in any capacity)

	(iv)	Employee will not, directly or indirectly, disclose, divulge, discuss or copy to or for any person or entity, or otherwise use or suffer to be used in any manner or for any purpose, except for the benefit of ADLT or any of its subsidiaries or affiliates, any ideas, methods, customer lists or other customer information, business plans, product research or engineering data or other trade secrets, intellectual property, or any other confidential or proprietary information of ADLT or any of its subsidiaries or affiliates, it being acknowledged by Employee that all such information regarding the business of ADLT or its subsidiaries or affiliates conceived, suggested, developed, compiled or obtained by or furnished to Employee while Employee shall have been employed by or associated with ADLT or its subsidiaries or affiliates is confidential information and ADLT’s or its subsidiaries’ or affiliates’ exclusive property. Employee's obligations under this Section 7(a)(iv) will not apply to any information which (A) is known to the public other than as a result of Employee's acts or omissions, (B) is approved for release, in writing, by ADLT, (C) is disclosed to Employee by a third party without restriction, or (D) Employee is legally required to disclose.

(b)	Employee expressly agrees and understands that the remedy at law for any breach by him of this Section 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee’s violation of any legally enforceable provision of this Section 7, ADLT shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 7 shall be deemed to limit ADLT’s remedies at law or in equity for any breach by Employee of any of the provisions of this Section 7 which may be pursued or availed of by ADLT or any of its affiliates including but not limited to ADLT.

(c) In the event Employee shall violate any legally enforceable provision of this Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

8.	Renewal.

This Employment Agreement shall be automatically renewed for successive one (1) year periods, notwithstanding whether the initial terms of this Agreement was for a term other than one (1) year, unless and until ADLT or Employee delivers written notice to the other party of its intent to terminate this Employment Agreement upon completion of the current term. In the event Employee or ADLT desires to terminate this Employment Agreement upon completion of the current term, such terminating party must deliver written notice to the other party not later than three (3) months prior to the end of the term (or any successive term) of this Employment Agreement.

9.	Severable Provisions.

The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

10.	Arbitration.

Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration by a single arbitrator in the City of Solon, State of Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 10 shall be construed so as to deny ADLT the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Employee of any of his covenants contained in Section 7 hereof.

11.	Notices

(a) Each notice, request, demand or other communication ("Notice") by either party to the other party pursuant to this Employment Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending a copy thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

(b) If a Notice is to ADLT, then such Notice shall be addressed to Advanced Lighting Technologies, Inc., 32000 Aurora Road, Solon, Ohio, attention of the Board of Directors.

(c) If a Notice is to Employee, then such Notice shall be addressed to Employee at his home address last known on the payroll records of ADLT.

12.	Waiver.

The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

13.	Miscellaneous.

This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same it is sought to be enforced.

14.	Governing Law.

This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.

WITNESS:	ADVANCED LIGHTING TECHNOLOGIES, INC.

By:	By:

Name:	Name:	Wayne R. Hellman

	Its:	Chief Executive Officer

By:		JAMES L. SCHOOLENBERG

Name:

     EXHIBIT A
(BONUS AND OPTIONS)

EMPLOYEE: James L. Schoolenberg

BASE SALARY: $190,000.00

I. BONUS SCALE:

Employee shall be eligible for a bonus, as a percentage of Employee’s base salary, contingent upon ADLT’s achieving certain financial targets (Base, Goal and Superior) measured in terms of ADLT’s Adjusted EBITDA (after accruing the applicable bonus) for each fiscal year pursuant to the following scale:

FY 2004 (7/1/03-6/30/04)	EBITDA (Adjusted) *	BONUS (% of base salary)
No Bonus	Below $23,500,000.00	--
Base	$ 23,500,000.00	25%
Goal	$ 25,000,000.00	50%
Superior	$ 27,000,000.00	75%
FY 2005 (7/1/04-6/30/05)	EBITDA (Adjusted)**	BONUS (% of base salary)
No Bonus	Below 112.50% of the higher of (a) FY 2004 EBITDA (Adjusted) or (b) $24,000,000	--
Base	112.50% of the higher of (a) FY 2004 EBITDA (Adjusted) or (b) $24,000,000	25%
Goal	120.00% of the higher of (a) FY 2004 EBITDA (Adjusted) or (b) $24,000,000	50%
Superior	130.00% of the higher of (a) FY 2004 EBITDA (Adjusted) or (b) $24,000,000	75%

* Bonus increase in FY 2004 will be on a sliding scale whereby the percentage of base salary bonus will increase proportionally based on the amount by which ADLT exceeds one financial target but falls short of a higher financial target. For example: If the ADLT has an adjusted EBITDA in FY 2004 of $26,000,000.00 (which amount is the midpoint between the Goal and Superior targets) then Employee would be entitled to a bonus of 62.5% (50% + an additional 12.5%).

**Bonus in FY 2005 is based on the percentage increase over the final adjusted EBITDA for FY 2004. The bonus will be increased on a sliding scale whereby the percentage of base salary will increase proportionally based on the amount by which the adjusted EBITDA for FY 2005 exceeds the adjusted EBITDA for FY 2004. For example: If the adjusted EBITDA for FY 2004 is $24,000,000.00 and the adjusted EBITDA for FY 2005 is $27,600,000.00 (an increase of 15%) then the Employee shall be entitled to a bonus of 25% for hitting the Base target plus an additional 8.3% for exceeding the Base target by 2.5% (3.33% for each 1% increase until the Goal target is met) for a total bonus equal to 33.3% (25% +8.3%) of Employee’s base salary.

II. OPTIONS:

Employee shall participate in the ADLT equity compensation plan to the extent of 1.5 % of the equity stock of ADLT on the date of this Agreement, which shall vest in four (4) equal increments on the anniversary dates of the grant date.